The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell and do not seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-152856

Subject to Completion, Dated January 20, 2010

PRELIMINARY PROSPECTUS SUPPLEMENT
(To prospectus dated August 7, 2008)

$

Validus Holdings, Ltd.

     % Senior Notes due 2040

We are offering $             aggregate principal amount of our     % senior notes due 2040, which we refer to as the “notes.” The notes offered hereby will mature on          , 2040. Interest on the notes is payable on           and           of each year, beginning          , 2010. The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

We may redeem the notes in whole at any time, or in part from time to time, at a make-whole redemption price described in this prospectus supplement. We may redeem the notes in whole, but not in part, at any time upon the occurrence of certain tax events as described in this prospectus supplement.

The notes will be our unsecured and unsubordinated obligations and will rank equally in right of payment with all our existing and future unsecured and unsubordinated indebtedness. The notes will be effectively junior to all our future secured debt, to the extent of the value of the collateral securing such debt, and will rank senior to all our existing and future subordinated debt. The notes will be structurally subordinated to all obligations of our subsidiaries.

See “Risk Factors” on page S-7 of this prospectus supplement, page 3 of the accompanying prospectus, Part I, Item 1A of our annual report on Form 10-K for the year ended December 31, 2008 and Part II, Item 1A of our quarterly report on Form 10-Q for the quarter ended June 30, 2009 to read about important factors you should consider before buying the notes.

Neither the U.S. Securities and Exchange Commission (“SEC”) nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering		Underwriting		Proceeds to Us
	Price		Discount		Before Expenses

Per Note		%		%		%
Total	$		$		$

The initial public offering price set forth above does not include accrued interest, if any. Interest on the notes will accrue from January   , 2010 and must be paid by the underwriters if the notes are delivered after January   , 2010.

The underwriters expect to deliver the notes through the facilities of The Depository Trust Company (“DTC”) against payment in New York, New York on or about January   , 2010.

Goldman, Sachs & Co.
Deutsche Bank Securities
J.P. Morgan

Prospectus Supplement dated January   , 2010.

You should carefully read this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the SEC. You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, the notes only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus is accurate only as of their respective dates and the information in the documents incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or free writing prospectus or of any sale of the notes.

This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering of notes. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

The distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus, as well as the offering and sale of the notes, may be restricted by law in certain jurisdictions.

S-i

Validus Holdings, Ltd. and the underwriters require persons into whose possession this prospectus supplement, the accompanying prospectus or any free writing prospectus come to inform themselves about and to observe any such restrictions. This prospectus supplement, the accompanying prospectus and any free writing prospectus do not constitute an offer of, or an invitation to purchase, any of the notes in any jurisdiction in which such offer or invitation would be unlawful.

As used in this prospectus, references to the “Company”, “we,” “us” or “our” refer to the consolidated operations of Validus Holdings, Ltd. (“Validus”) and its direct and indirect subsidiaries unless the context suggests otherwise.

References in this prospectus to “dollars” and “$” are to the lawful currency of the United States of America, unless otherwise indicated or the context suggests otherwise.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in the notes. You should read carefully this entire prospectus supplement, the accompanying prospectus, any free writing prospectus and the information incorporated by reference herein and therein.

Validus Holdings, Ltd.

We are a provider of reinsurance and insurance, conducting our operations worldwide through two wholly owned subsidiaries, Validus Reinsurance, Ltd. (“Validus Re”) and Talbot Holdings Ltd. (“Talbot”). Validus Re is a Bermuda-based reinsurer focused on short-tail lines of reinsurance. Talbot is the Bermuda parent of a specialty insurance group primarily operating within the Lloyd’s insurance market through Syndicate 1183.

We seek to establish ourselves as a leader in the global insurance and reinsurance markets. Our principal operating objective is to use our capital efficiently by underwriting primarily short-tail insurance and reinsurance contracts with superior risk and return characteristics. Our primary underwriting objective is to construct a portfolio of short-tail insurance and reinsurance contracts which maximize our return on equity subject to prudent risk constraints on the amount of capital we expose to any single extreme event. We manage our risks through a variety of means, including contract terms, portfolio selection, diversification criteria, including geographic diversification criteria, and proprietary and commercially available third-party vendor models. We have assembled a senior management team with substantial industry expertise and longstanding industry relationships. We are well positioned to take advantage of current market conditions; we have also built our operations so that we may effectively take advantage of future market conditions as they develop.

You can also obtain additional information about us in the reports and other documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation of Certain Documents by Reference” in this prospectus supplement and “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in the accompanying prospectus.

Our principal executive offices are located at 29 Richmond Road, Pembroke, Bermuda HM 08, and our telephone number is (441) 278-9000.

The Offering

Issuer	Validus Holdings, Ltd.

Notes	$ aggregate principal amount of % senior notes due , 2040.

Maturity	, 2040.

Interest Payment Dates	and of each year, commencing on , 2010.

Ranking	The notes will be our unsecured and unsubordinated obligations and will rank equally in right of payment with all our existing and future unsecured and unsubordinated indebtedness. The notes will be effectively junior to all our future secured debt, to the extent of the value of the collateral securing such debt, and will rank senior to all our existing and future subordinated debt.

As of September 30, 2009, on a pro forma basis after giving effect to this offering, the aggregate amount of our outstanding consolidated indebtedness for money borrowed was approximately $ million, including $304.3 million outstanding under our two series of junior subordinated deferrable debentures. The notes will be structurally subordinated to all obligations of our subsidiaries. As of September 30, 2009, the aggregate amount of indebtedness for money borrowed of our subsidiaries was nil.

Optional Redemption	We may redeem the notes, in whole at any time, or in part from time to time, at our option on not less than 30 nor more than 60 days’ notice, at a make-whole redemption price described in “Description of the Notes — Optional Redemption” in this prospectus supplement.

Redemption for Tax Purposes	We may redeem the notes, in whole, but not in part, at any time upon the occurrence of certain tax events as described in “Description of the Notes — Redemption for Tax Purposes” in this prospectus supplement.

Covenants	The indenture governing the notes contains a covenant, which will apply to the notes, that limits our ability to create liens on the capital stock of certain of our subsidiaries. This covenant is subject to a number of important qualifications and limitations. See “Description of the Notes — Limitation on Liens on Stock of Subsidiaries” in this prospectus supplement.

Events of Default	Events of default generally include failure to pay interest or any additional amounts with respect thereto, failure to pay principal or any premium, or any additional amounts with respect thereto, failure to file with the trustee reports required by Section 13 or Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), failure to perform, or breach, any other covenant or warranty in the indenture, or certain events relating to bankruptcy, insolvency, or reorganization and are subject to customary notice requirements and grace periods. See “Description of the Notes — Events of Default.”

Trustee, Registrar, Principal Paying and Transfer Agent	The Bank of New York Mellon.

Form of the Notes; Governing Law	When issued, the notes will be issued as global notes in registered form and governed by the laws of the State of New York.

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes, which may include the repurchase of our outstanding capital stock, dividends to our shareholders and/or potential acquisitions. We currently have no agreements or letters of intent to make any acquisitions. See “Use of Proceeds” in this prospectus supplement.

Listing	The notes will not be listed on any securities exchange. Currently there is no public market for the notes.

Conflicts of Interest	Goldman, Sachs & Co. is deemed to have a “conflict of interest” in this offering within the meaning of NASD Conduct Rule 2720 of FINRA (“Rule 2720”) because affiliates of Goldman, Sachs & Co. currently in the aggregate beneficially own a 10% or more interest in Validus. Any underwriter with a “conflict of interest” is not permitted to sell the notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. See “Underwriting — Conflicts of Interest; FINRA Regulations”.

Summary Historical Consolidated Financial Data of Validus

The below summary historical financial data of Validus has been derived from our quarterly report on Form 10-Q for the quarter ended September 30, 2009 (the “Validus 10-Q”) and our annual report on Form 10-K for the year ended December 31, 2008 (the “Validus 10-K”), which are incorporated by reference into this prospectus supplement. You should not take historical results as necessarily indicative of the results that may be expected for any future period. This financial data should be read in conjunction with the financial statements and the related notes and other financial information contained in the Validus 10-Q and the Validus 10-K. You should read the more comprehensive financial information, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is contained in the Validus 10-Q and Validus 10-K. The following summary is qualified in its entirety by reference to the Validus 10-Q and Validus 10-K and all of the financial information and notes contained therein. Please see the section of this prospectus supplement entitled “Incorporation of Certain Documents by Reference.”

	Nine Months Ended
	September 30,		Year Ended December 31,
	2009	2008	2008	2007	2006
	(Dollars in thousands, except share and per share amounts)

Revenues
Gross premiums written	$1,365,951	$1,170,749	$1,362,484	$988,637	$540,789
Reinsurance premiums ceded	(202,489)	(121,438)	(124,160)	(70,210)	(63,696)

Net premiums written	1,163,462	1,049,311	1,238,324	918,427	477,093
Change in unearned premiums	(141,786)	(108,823)	18,194	(60,348)	(170,579)

Net premiums earned	1,021,676	940,488	1,256,518	858,079	306,514
Gain on bargain purchase, net of expenses	287,099	—	—	—	—
Net investment income	83,267	108,857	139,528	112,324	58,021
Realized gain on repurchase of debentures	—	8,752	8,752	—	—
Net realized gains (losses) on investments	(20,642)	(8,348)	(1,591)	1,608	(1,102)
Net unrealized gains (losses) on investments(1)	109,839	(72,608)	(79,707)	12,364	—
Other income	2,875	3,666	5,264	3,301	—
Foreign exchange gains (losses)	(1,012)	(35,843)	(49,397)	6,696	2,157

Total revenues	1,483,102	944,964	1,279,367	994,372	365,590
Expenses
Losses and loss expenses	390,736	580,578	772,154	283,993	91,323
Policy acquisition costs	190,125	173,545	234,951	134,277	36,072
General and administrative expenses(2)	125,315	101,139	123,948	100,765	38,354
Share compensation expenses	18,848	19,818	27,097	16,189	7,878
Finance expenses	29,732	48,796	57,318	51,754	8,789
Fair value of warrants issued	—	—	—	2,893	77

Total expenses	754,756	923,876	1,215,468	589,871	182,493

Net income before taxes	728,346	21,088	63,899	404,501	183,097
Income tax expense	3,301	(4,992)	(10,788)	(1,505)	—

Net income	731,647	16,096	53,111	402,996	183,097

Comprehensive income
Unrealized gains arising during the period(1)	—	—	—	—	(332)
Foreign currency translation adjustments	2,882	(1,479)	(7,809)	(49)	—
Adjustment for reclassification of losses realized in income	—	—	—	—	1,102

Comprehensive income	$734,529	$14,617	$45,302	$402,947	$183,867

	Nine Months Ended
	September 30,		Year Ended December 31,
	2009	2008	2008	2007	2006
	(Dollars in thousands, except share and per share amounts)

Earnings per share(3)
Weighted average number of common shares and common share equivalents outstanding
Basic	81,458,329	74,435,840	74,677,903	65,068,093	58,477,130
Diluted	84,626,505	77,922,718	75,819,413	67,786,673	58,874,567
Basic earnings per share	$8.92	$0.15	$0.62	$6.19	$3.13

Diluted earnings per share	$8.65	$0.14	$0.61	$5.95	$3.11

Cash dividends per share	$0.60	$0.60	$0.80	$—	$—

Selected financial ratios
Losses and loss expenses ratio(4)	38.2%	61.7%	61.5%	33.1%	29.8%
Policy acquisition cost ratio(5)	18.6%	18.5%	18.7%	15.6%	11.8%
General and administrative expense ratio(6)	14.1%	12.9%	12.0%	13.3. %	15.1%

Expense ratio(7)	32.7%	31.4%	30.7%	28.9%	26.9%
Combined ratio(8)	70.9%	93.1%	92.2%	62.0%	56.7%

Return on average equity(9)	38.7%	1.1%	2.7%	26.9%	17.0%

The following table sets forth summarized balance sheet data as of September 30, 2009, both actual and as adjusted to give effect to the issuance of notes in this offering, and as of December 31, 2008, 2007 and 2006:

	Actual,	As Adjusted,
	As of	As of
	September 30,	September 30,	As of December 31,
	2009	2009(10)	2008	2007	2006
	(Dollars in thousands, except share and per share amounts)

Summary Balance Sheet Data:
Investments at fair value	$5,313,736	$5,313,736	$2,831,537	$2,662,021	$1,376,387
Cash and cash equivalents	393,788		449,848	444,698	63,643
Total assets	7,177,071		4,322,480	4,144,224	1,646,423
Reserve for losses and loss expenses	1,624,743	1,624,743	1,305,303	926,117	77,363
Unearned premiums	955,049	955,049	539,450	557,344	178,824
Junior Subordinated Deferrable Debentures	304,300	304,300	304,300	350,000	150,000
Total shareholders’ equity	3,966,192	3,966,192	1,938,734	1,934,800	1,192,523
Book value per common share(11)	30.25	30.25	25.64	26.08	20.39
Diluted book value per common share(12)	28.61	28.61	23.78	24.00	19.73

(1)	Validus has early adopted FAS 157 and FAS 159 as of January 1, 2007 and elected the fair value option on all securities previously accounted for as available-for-sale. Unrealized gains and losses on available-for-sale investments at December 31, 2006 of $875,000, previously included in accumulated other comprehensive income, were treated as a cumulative-effect adjustment as of January 1, 2007. The cumulative-effect adjustment transferred the balance of unrealized gains and losses from accumulated other comprehensive income to retained earnings and has no impact on the results of operations for the annual or interim periods beginning January 1, 2007. Validus’ investments were accounted for as trading for the annual or interim periods beginning January 1, 2007 and as such all unrealized gains and losses are included in net income.

(2)	General and administrative expenses for the years ended December 31, 2007 and 2006 include $4,000,000 and $1,000,000, respectively, related to our Advisory Agreement with Aquiline Capital Partners LLC. Our Advisory Agreement terminated upon completion of our initial public offering, in connection with which Validus recorded general and administrative expense of $3,000,000 in the year ended December 31, 2007 (the “Aquiline Termination Fee”).

(3)	FAS 123R requires that any unrecognized stock-based compensation expense that will be recorded in future periods be included as proceeds for purposes of treasury stock repurchases, which is applied against the unvested restricted shares balance. On March 1, 2007, we effected a 1.75 for one reverse stock split of our outstanding common shares. The stock split does not affect our financial statements other than to the extent it decreases the number of outstanding shares and correspondingly increases per share information for all periods presented. The share consolidation has been reflected retroactively in these financial statements.

(4)	The losses and loss expenses ratio is calculated by dividing losses and loss expenses by net premiums earned.

(5)	The policy acquisition cost ratio is calculated by dividing policy acquisition costs by net premiums earned.

(6)	The general and administrative expense ratio is calculated by dividing the sum of general and administrative expenses and share compensation expenses by net premiums earned. The general and administrative expense ratio for the year ended December 31, 2007 is calculated by dividing the total of general and administrative expenses plus share compensation expenses less the $3,000,000 Aquiline Termination Fee by net premiums earned.

(7)	The expense ratio is calculated by combining the policy acquisition cost ratio and the general and administrative expense ratio.

(8)	The combined ratio is calculated by combining the losses and loss expenses ratio, the policy acquisition cost ratio and the general and administrative expense ratio.

(9)	Return on average equity is calculated by dividing the net income for the period by the average shareholders’ equity during the period. Annual average shareholders’ equity is the average of the beginning, ending and intervening quarter end shareholders’ equity balances.

(10)	Adjusted to give effect to the offering of the notes and the resulting increase in cash and cash equivalents. See “Use of Proceeds”.

(11)	Book value per common share is defined as total shareholders’ equity divided by the number of common shares outstanding as at the end of the period, giving no effect to dilutive securities.

(12)	Diluted book value per common share is calculated based on total shareholders’ equity plus the assumed proceeds from the exercise of outstanding options and warrants, divided by the sum of common shares, unvested restricted shares, options and warrants outstanding (assuming their exercise). Diluted book value per common share is a Non-GAAP financial measure as described under Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Financial Measures” in the Validus 10-Q.

RISK FACTORS

In addition to the risk factors set forth below, you should read and consider other risk factors specific to Validus, as described in Part I, Item 1A of the Validus 10-K, in Part II, Item 1A of Validus’ quarterly report on Form 10-Q for the quarter ended June 30, 2009, in the accompanying prospectus and other documents that have been filed with the SEC, which, in each case, are incorporated by reference into this prospectus supplement. If any of the risks described below or in the accompanying prospectus or in the reports incorporated by reference into this prospectus supplement actually occur, our business, financial results, financial condition, operating results or share prices could be materially adversely affected.

Risk Factors Related to the Offering

Because we are a holding company and substantially all of our operations are conducted by our subsidiaries, we are dependent on distributions from our subsidiaries to make payments on the notes. In addition, our obligations under the notes are effectively subordinated to the obligations of our subsidiaries.

We currently conduct substantially all of our operations through our subsidiaries, and our subsidiaries generate substantially all of our operating income and cash flow. Our ability to pay our obligations under the notes depends on our ability to obtain cash dividends or other cash payments or obtain loans from our subsidiaries, which are separate and distinct legal entities that have no obligations to pay us any dividends or to lend or advance us funds and which may be restricted from doing so by contract, including other financing arrangements, charter provisions or applicable legal or regulatory requirements. Our ability to pay our obligations under the notes may also depend on the financial condition of our subsidiaries.

As of September 30, 2009, on a pro forma basis after giving effect to this offering, the aggregate amount of our outstanding consolidated indebtedness for money borrowed was approximately $       million, including $304.3 million outstanding under our two series of junior subordinated debentures. As of September 30, 2009, the aggregate amount of outstanding indebtedness for money borrowed of our subsidiaries was nil. The notes will also be structurally subordinated to all obligations of our subsidiaries.

In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any of our subsidiaries, we, as a common equity owner of such subsidiary, and, therefore, holders of our debt, including holders of the notes, will be subject to the prior claims of such subsidiary’s creditors, including trade creditors, and preferred equity holders. As a result, our obligations under the notes will be effectively subordinated to all of the obligations of our subsidiaries. See the risk factor entitled “Because we are a holding company and substantially all of our operations are conducted by our main operating subsidiaries, Validus Re and Talbot, our ability to meet any ongoing cash requirements and to pay dividends will depend on our ability to obtain cash dividends or other cash payments or obtain loans from Validus Re and Talbot” in our Annual Report on Form 10-K for the year ended December 31, 2008 for a description of certain insurance regulatory and other restrictions that may affect the ability of our subsidiaries to pay dividends or make other payments to us.

Restrictive covenants in the agreements governing our indebtedness restrict or prohibit our ability to engage in or enter into a variety of transactions, which could adversely restrict our financial and operating flexibility and subject us to other risks.

The agreements governing our indebtedness contain various restrictive covenants that limit our and our subsidiaries’ ability to take certain actions. Our credit facilities contain covenants that include, among other things, (i) the requirement that we maintain a minimum level of consolidated net worth, (ii) the requirement that we maintain at all times a consolidated total debt to consolidated total capitalization ratio not greater than 0.35:1.00, and (iii) the requirement that Validus Re and any other material insurance subsidiaries maintain a financial strength rating by A.M. Best of not less than “B++” (Fair). Our credit facilities also contain restrictions on our ability to pay dividends and other payments in respect of equity interests at any time that we are otherwise in default with respect to certain provisions under the credit facilities, make investments, incur debt, incur liens, sell assets and merge or consolidate with others.

Any or all of these covenants could have a negative effect on our business by limiting our ability to take advantage of financing, merger and acquisition or other corporate opportunities and to fund our operations.

Any future debt could also contain financial and other covenants more restrictive than those imposed under our credit facilities and the indenture governing the notes.

The indenture under which the notes will be issued will contain only limited protection for holders of the notes in the event we are involved in a highly leveraged transaction, reorganization, restructuring, merger, amalgamation or similar transaction in the future.

The indenture under which the notes will be issued may not sufficiently protect holders of notes in the event we are involved in a highly leveraged transaction, reorganization, restructuring, merger, amalgamation or similar transaction. The indenture does not contain provisions restricting our ability to incur additional debt, including debt senior in right of payment to the notes, pay dividends on or purchase or redeem capital stock, sell assets (other than certain restrictions on our ability to consolidate, merge or sell all or substantially all of our assets and our ability to sell the stock of certain subsidiaries), enter into transactions with affiliates, create liens (other than certain limitations on creating liens on the stock of certain subsidiaries) or enter into sale and leaseback transactions, or create restrictions on the payment of dividends or other amounts to us from our subsidiaries. Additionally, the indenture will not require us to offer to purchase the notes in connection with a change of control or require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth.

The secondary market for the notes may be illiquid.

We are unable to predict how the notes will trade in the secondary market or whether that market will be liquid or illiquid. We have no obligation to apply for any listing of the notes on any stock exchange.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 (“PSLRA”) provides a “safe harbor” for forward-looking statements. This prospectus supplement and the accompanying prospectus, our annual report to shareholders, any proxy statement, registration statement, any annual reports on Form 10-K, quarterly reports on Form 10-Q or current reports on Form 8-K of ours or any other written or oral statements made by or on behalf of us may include forward-looking statements that reflect our current views with respect to future events and financial performance. Such statements include forward-looking statements both with respect to us in general, and to the insurance and reinsurance sectors in particular. Statements that include the words “expect”, “intend”, “plan”, “believe”, “project”, “anticipate”, “will”, “may”, and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the PSLRA or otherwise.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statement.

We believe that these factors include, but are not limited to, the following:

•	unpredictability and severity of catastrophic events;

•	our ability to obtain and maintain ratings, which may be affected by our ability to raise additional equity or debt financings;

•	adequacy of the Company’s and IPC Holdings, Ltd.’s (“IPC”) risk management and loss limitation methods;

•	cyclicality of demand and pricing in the insurance and reinsurance markets;

•	our limited operating history;

•	our ability to successfully implement our business strategy during “soft” as well as “hard” markets;

•	adequacy of our loss reserves;

•	continued availability of capital and financing;

•	our ability to identify, hire and retain, on a timely and unimpeded basis and on anticipated economic and other terms, experienced and capable senior management, as well as underwriters, claims professionals and support staff;

•	acceptance of our business strategy, security and financial condition by rating agencies and regulators, as well as by brokers and (re)insureds;

•	competition, including increased competition, on the basis of pricing, capacity, coverage terms or other factors;

•	potential loss of business from one or more major insurance or reinsurance brokers;

•	our ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements;

•	general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates) and conditions specific to the insurance and reinsurance markets in which we expect to operate;

•	the integration of IPC or other businesses we may acquire or new business ventures, including overseas offices, we may start;

•	accuracy of those estimates and judgments used in the preparation of our financial statements, including those related to revenue recognition, insurance and other reserves, reinsurance recoverables, investment valuations, intangible assets, bad debts, taxes, contingencies, litigation and any determination to use the deposit method of accounting, which, for a relatively new insurance and reinsurance company like our company, are even more difficult to make than those made in a mature company because of limited historical information;

•	the effect on the Company’s or IPC’s investment portfolio of changing financial market conditions including inflation, interest rates, liquidity and other factors;

•	acts of terrorism, political unrest, outbreak of war and other hostilities or other non-forecasted and unpredictable events;

•	availability and cost of reinsurance and retrocession coverage;

•	the failure of reinsurers, retrocessionaires, producers or others to meet their obligations to us;

•	the timing of loss payments being faster or the receipt of reinsurance recoverables being slower than anticipated by us;

•	changes in domestic or foreign laws or regulations, or their interpretations;

•	changes in accounting principles or the application of such principles by regulators;

•	statutory or regulatory or rating agency developments, including as to tax policy and matters and reinsurance and other regulatory matters such as the adoption of proposed legislation that would affect Bermuda-headquartered companies and/or Bermuda-based insurers or reinsurers; and

•	failure to realize the anticipated benefits of our acquisition of IPC, including as a result of failure or delay in integrating the businesses of the Company and IPC.

In addition, other general factors could affect our results, including: (a) developments in the world’s financial and capital markets and our access to such markets; (b) changes in regulations or tax laws applicable to us, including, without limitation, any such changes resulting from the recent investigations relating to the insurance industry and any attendant litigation; and (c) the effects of business disruption or economic contraction due to terrorism or other hostilities.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein or elsewhere. Any forward-looking statements made in this report are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. We undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

We estimate net proceeds to us from the sale of notes in this offering, after deducting underwriting discounts and commissions and estimated offering expenses, will be approximately $      million. We intend to use the net proceeds from this offering for general corporate purposes, which may include the repurchase of our outstanding capital stock, dividends to our shareholders and/or potential acquisitions. We currently have no agreements or letters of intent to make any acquisitions.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges and ratio of earnings to fixed charges excluding Funds at Lloyd’s costs (“FAL Costs”) are measures of our ability to cover fixed costs with current period earnings. For purposes of computing the following ratios, earnings consist of net income before income tax expense plus fixed charges to the extent that such charges are included in the determination of earnings. Fixed charges consist of interest, amortization of debt issuance costs and credit facility fees and an imputed interest portion on operating leases. The following table is derived from unaudited results for the nine months ended September 30, 2009 and audited results for the years ended December 31, 2008, 2007, 2006 and the period from October 19, 2005, the date of Validus’ incorporation, to December 31, 2005.

	Nine Months
	Ended	Year Ended			Period Ended
	September 30,	December 31,			December 31,
	2009	2008	2007	2006	2005(1)

Ratio of Earnings to Fixed Charges	24.7	2.1	8.7	21.7	NM
Ratio of Earnings to Fixed Charges Excluding FAL Costs(2)	32.4	3.1	15.7	21.7	NM

(1)	We commenced underwriting activities on January 1, 2006. There were no earnings from underwriting activities during the period ended December 31, 2005.

(2)	Talbot operates in Lloyd’s through a corporate member, Talbot 2002 Underwriting Capital Ltd (“T02”), which is the sole participant in Syndicate 1183. Lloyd’s sets T02’s required capital annually based on syndicate 1183’s business plan, rating environment, reserving environment together with input arising from Lloyd’s discussions with, inter alia, regulatory and rating agencies. Such capital, called Funds at Lloyd’s (“FAL”), comprises: cash, investments and undrawn letters of credit provided by various banks. FAL Costs represent both fixed and variable costs paid for financing our operations at Lloyd’s. The ratio of earnings to fixed charges excluding FAL Costs demonstrates the degree to which the ratio changes if FAL Costs are treated as variable rather than fixed costs.

NM: Not meaningful

CAPITALIZATION

The following table sets forth our consolidated capitalization as of September 30, 2009, on an actual basis and as adjusted to give effect to the issuance of notes in this offering.

You should read the following information in conjunction with our consolidated financial statements and the notes to those financial statements and the information under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Validus 10-Q, which is incorporated by reference in this prospectus supplement.

	As of September 30, 2009
	Actual	As Adjusted
	($ in thousands, except share amounts)

Debt:
% Senior Notes due 2040	$—	$
9.069% Junior Subordinated Deferrable Debentures	150,000
8.484% Junior Subordinated Deferrable Debentures	154,300
Total debt	$304,300	$

Shareholders’ Equity:
Common shares, 571,428,571 authorized, par value $0.175; issued and outstanding: 131,107,196	$22,944	$
Additional paid-in-capital	2,748,121
Accumulated other comprehensive (loss)	(4,976)
Retained earnings	1,200,103
Total shareholders’ equity	$3,966,192	$

Total capitalization	$4,270,492	$

DESCRIPTION OF THE NOTES

The following description of the particular terms of the notes supplements the description of the general terms of the debt securities set forth under the heading “Description of the Debt Securities” in the accompanying prospectus. If the descriptions are inconsistent, the information in this prospectus supplement replaces the information in the accompanying prospectus. We will issue the notes under a base indenture, as supplemented by a supplemental indenture (collectively, the “indenture”), that we will enter into with The Bank of New York Mellon, as trustee. The form of base indenture pursuant to which we will issue the notes is on file with the SEC as an exhibit to the registration statement of which this prospectus supplement forms a part and may be obtained by accessing the internet address provided or contacting us as described under “Incorporation of Certain Documents by Reference” in this prospectus supplement. The following description is not complete, and is qualified in all respects by reference to the definitive base indenture, the form of which was filed as an exhibit to the registration statement of which this prospectus supplement is part. You should read the base indenture and the associated documents carefully to fully understand the terms of the notes because they, and not this description, will define your rights as holders of the notes.

General

The notes will mature on          , 2040. Unless previously redeemed in full as provided herein, we will repay the notes at their principal amount plus accrued and unpaid interest on          , 2040.

The notes will bear interest at the rate of     % per annum from January   , 2010 to maturity or early redemption. Interest on the notes will be payable semi-annually          on and           of each year, commencing on          , 2010, to the persons in whose names such notes were registered at the close of business on the preceding           and          , respectively.

Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. The amount of interest payable for any period shorter than a full semi-annual period for which interest is computed will be computed on the basis of the actual number of days elapsed in the 180-day period. The principal, interest, if any, and additional amounts, if any, on the notes will be payable at our option at the corporate trust office of the trustee, located at 101 Barclay Street, Floor 8W, New York, New York 10286, Attn: Corporate Trust Department, by check mailed to the address of the person entitled thereto as it appears in the applicable register for the notes or by wire transfer.

We will issue the notes initially in an aggregate principal amount of $      million. The indenture governing the notes will not limit the aggregate principal amount of the debt securities which we may issue thereunder and will provide that we may issue debt securities thereunder from time to time in one or more series.

The notes will not be entitled to the benefit of any mandatory redemption or sinking fund or to redemption or repurchase at the option of the holders upon a change of control, a change in management, an asset sale or any other specified event.

Because we are a holding company, our rights and the rights of our creditors (including the holders of the notes) and shareholders to participate in distributions by certain of our subsidiaries upon that subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors and preferred shareholders, except to the extent that we may ourselves be a creditor with recognized claims against that subsidiary or our creditors may have the benefit of a guaranty from our subsidiary. The rights of our creditors (including the holders of the notes) to participate in the distribution of stock owned by us in certain of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.

The notes will be issued only in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by us or the security registrar) or exchanged for other notes (containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount) at the office or agency maintained by us for such purposes (initially the corporate trust office of the trustee). Such transfer or exchange will be made without service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable.

The indenture will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of the notes protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating.

Optional Redemption

The notes will be redeemable, in whole at any time or in part from time to time, at our option, at a redemption price equal to accrued and unpaid interest on the principal amount being redeemed to the redemption date plus the greater of:

•	100% of the principal amount of the notes to be redeemed, and

•	the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus basis points, in the case of the notes.

“Treasury Rate” means, with respect to any date of redemption, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date of redemption. The Treasury Rate shall be calculated on the third business day preceding the date of redemption.

“Comparable Treasury Issue” means the United States Treasury security selected as having a maturity comparable to the remaining term of the notes to be redeemed that would be used, at the time of selection and under customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

“Comparable Treasury Price” means, with respect to any date of redemption, the average of the Reference Treasury Dealer Quotations for the date of redemption, after excluding the highest and lowest Reference Treasury Dealer Quotations, or if the trustee is provided with fewer than four Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations.

“Reference Treasury Dealers” means each of Goldman, Sachs & Co., J.P. Morgan Securities Inc. or Deutsche Bank Securities Inc. and, in each case, their respective successors and any other primary Treasury dealer we select. If any of the foregoing ceases to be a primary U.S. government securities dealer in New York City, we must substitute another primary Treasury dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day before the date of redemption.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portion thereof called for redemption.

If less than all of the notes are to be redeemed, the notes to be redeemed shall be selected by the trustee, by a method the trustee deems to be fair and appropriate.

We may acquire notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, so long as such acquisition does not otherwise violate the terms of the indenture.

Payment of Additional Amounts

We will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the notes without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which we are organized (a “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required by the laws of Bermuda or the jurisdiction in which we are organized, we will, subject to certain limitations and exceptions described below, pay to the holder of any such notes such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such note and the indenture to be then due and payable.

Notwithstanding the foregoing, we will not be required to pay any additional amounts for or on account of:

(1) any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (or in the case of clause (a), a fiduciary, settler, beneficiary, partner, member or shareholder of or possessor of power over the relevant holder of notes if the holder of notes is an estate, nominee, trust, partnership, limited liability company, or corporation): (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such note; (b) presented such note for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such note could not have been presented for payment elsewhere; or (c) presented such debt security for payment more than 30 days after the date on which the payment in respect of such note became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such note for payment on any day within that 30-day period;

(2) any estate, inheritance, gift, sales, excise, transfer, wealth or personal property or similar tax, assessment or other governmental charge;

(3) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such note to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

(4) any withholding or deduction required to be made pursuant to any EU Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meetings of 26-27 November 2000, 3 June 2003 or any law implementing or complying with, or introduced in order to conform to, such EU Directive; or

(5) any combination of items (1), (2), (3) and (4).

In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such note to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such note to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of the note.

Redemption for Tax Purposes

We may redeem the notes at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption, at any time we receive an opinion of counsel that as a result of (1) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of Bermuda or any taxing jurisdiction (or of any political subdivision or taxation authority affecting taxation) or any change in the application or official interpretation of such laws, regulations or rulings, (2) any action taken by a taxing authority of Bermuda or any taxing jurisdiction (or any political subdivision or taxing authority affecting taxation) which action is generally applied or is taken with respect to the Company, or (3) a decision rendered by a court of competent jurisdiction in Bermuda or any taxing jurisdiction (or any political subdivision) whether or not such decision was rendered with respect to us, there is a substantial probability that we will be required as of the next interest payment date to pay additional amounts with respect to the notes as provided in “Payment of Additional Amounts” above and such requirements cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available. If we elect to redeem the notes under this provision, we will give written notice of such election to the trustee and the holders of the notes. Interest on the notes will cease to accrue unless we default in the payment of the redemption price.

Limitations on Liens on Stock of Subsidiaries

Under the indenture, we will covenant that, so long as any senior debt securities are outstanding, we will not, nor will we permit any subsidiary to, create, assume, incur, guarantee or otherwise permit to exist any Indebtedness secured by any mortgage, pledge, lien, security interest or other encumbrance upon any shares of capital stock of any Designated Subsidiary (whether such shares of stock are now owned or hereafter acquired) without effectively providing concurrently that the notes (and, if we so elect, any other Indebtedness of ours that is not subordinate to the notes and with respect to which the governing instruments require, or pursuant to which we are otherwise obligated, to provide such security) will be secured equally and ratably with, or prior to, such Indebtedness for at least the time period such other Indebtedness is so secured. This covenant does not apply to permitted liens upon any shares of capital stock of any person existing at the time such person becomes a Designated Subsidiary and any extensions, renewals or replacements thereof.

For purposes of the indenture, “capital stock” of any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including preferred stock, but excluding any debt securities convertible into such equity.

The term “Designated Subsidiary” means any present or future consolidated subsidiary of ours, the consolidated net worth of which constitutes at least 10% of our consolidated net worth. As of September 30, 2009, our only Designated Subsidiaries were Validus Ltd., Validus Reinsurance, Ltd. and Talbot Holdings Ltd..

The term “Indebtedness” means, with respect to any person:

(1) the principal of and any premium and interest on (a) indebtedness of such person for money borrowed or (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;

(2) all capitalized lease obligations of such person;

(3) all obligations of such person issued or assumed as the deferred purchased price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4) all obligations of such person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (1) through (3) above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such person of a demand for reimbursement following payment on the letter of credit);

(5) all obligations of the type referred to in clauses (1) through (4) of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable as obligor, guarantor or otherwise the amount thereof being deemed to be the lesser of the stated recourse, if limited, and the amount of the obligation or dividends of the other person;

(6) all obligations of the type referred to in clauses (1) through (5) of other persons secured by any mortgage, pledge, lien, security interest or other encumbrance on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

(7) any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Indebtedness in clauses (1) through (6) above.

For purposes of the indenture, “permitted liens” means liens for taxes or assessments or governmental charges or levies not then due and delinquent or the validity of which is being contested in good faith or which are less than $1,000,000 in amount and liens created by or resulting from any litigation or legal proceeding which is currently being contested in good faith by appropriate proceedings or which involves claims of less than $1,000,000.

Limitations on Disposition of Stock of Designated Subsidiaries

The indenture will also provide that, so long as any senior debt securities are outstanding and except in a transaction otherwise governed by the indenture, we will not issue, sell, assign, transfer or otherwise dispose of any shares of, securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary (other than to the Company or another Designated Subsidiary); and will not permit any Designated Subsidiary to issue (other than to us or another Designated Subsidiary) any shares (other than director’s qualifying shares) of, or securities convertible into, or warrants rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary, if, after giving effect to any such transaction and the issuance of the maximum number of shares issuable upon the conversion or exercise of all such convertible securities, warrants, rights or options, the Designated Subsidiary would remain a subsidiary of ours and we would own, directly or indirectly, less than 80% of the shares of capital stock of such Designated Subsidiary (other than preferred stock having no voting rights of any kind); provided, however, that (1) any issuance, sale, assignment, transfer or other disposition permitted by us may only be made for at least a fair market value consideration as determined by our Board of Directors pursuant to a resolution adopted in good faith and (2) the foregoing will not prohibit any such issuance or disposition of securities if required by any law or any regulation or order of any governmental or insurance regulatory authority.

Notwithstanding the foregoing, (1) we may merge or consolidate any Designated Subsidiary into or with another direct or indirect subsidiary of ours, the shares of capital stock of which we own at least 70%, and (2) we may, subject to the provisions described under “— Consolidation, Amalgamation, Merger and Sale of Assets” above, sell, assign, transfer or otherwise dispose of the entire capital stock of any Designated

Subsidiary at one time for at least a fair market value consideration as determined by our Board of Directors pursuant to a resolution adopted in good faith.

Consolidation, Amalgamation, Merger And Sale of Assets

The indenture will provide that we may not (1) consolidate or amalgamate with or merge into any other Person (as defined in the indenture) or convey, transfer or lease our properties and assets as an entirety or substantially as an entirety to any other Person and (2) we may not permit any Person to consolidate or amalgamate with or merge into us or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to us (unless (a) such Person is an entity organized and existing under the laws of the U.S., any state or territory thereof or the District of Columbia, Bermuda, the Cayman Islands or any country or state which is a member of the Organization for Economic Cooperation and Development and will expressly assume, by supplemental indenture reasonably satisfactory in form to the trustee, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to all of the notes issued thereunder, and the performance of our obligations under such indenture and the outstanding notes; (b) immediately after giving effect to such transaction, no Event of Default (as defined below), and no event which after notice or lapse of time, or both, would become an Event of Default, will have happened and be continuing; and (c) certain documents are delivered).

Events of Default

The following events will constitute an event of default under the indenture (“Event of Default”) with respect to the notes issued thereunder (whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any interest on the notes, or any additional amounts payable with respect thereto, when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 30 days and the time for payment of such interest or additional amounts has not been extended;

(2) default in the payment of the principal of or any premium on the notes, or any additional amounts payable with respect thereto, when such principal, premium or such additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise and the time for payment of such principal (or premium), or any additional amounts payable with respect thereto, has not been extended;

(3) default by us in filing with the trustee reports required by Section 13 or Section 15 of the Exchange Act, and the continuance of such default for a period of 180 days after there has been given written notice as provided in the indenture;

(4) default by us in the performance, or breach, of any other covenant or warranty of ours contained in the indenture for the benefit of such series, and the continuance of such default or breach for a period of 90 days after there has been given written notice as provided in the indenture;

(5) certain events relating to bankruptcy, insolvency or reorganization of us; and

(6) any other Event of Default provided in or pursuant to the indenture.

If an Event of Default with respect to the notes (other than an Event of Default described in clause (5) of the preceding paragraph) occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding notes by written notice as provided in the indenture may declare the principal amount (or such lesser amount as may be provided for in the notes) of all outstanding notes of such series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the notes may, under certain circumstances, rescind and annul such acceleration. An Event of Default described in clause (5) of the preceding paragraph will cause the principal amount and accrued interest (or such lesser amount as provided for in the notes) to become immediately due and payable without any declaration or other act by the trustee or any holder.

The indenture will provide that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the notes, the trustee will transmit, in the manner set forth in the indenture and subject to the exceptions described below, notice of such default actually known to the trustee to the holders of the notes unless such default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium, if any, or interest, if any, on, or additional amounts with respect to, any notes, the Trustee may withhold such notice if and so long as a trust committee of directors and/or responsible officers of the trustee in good faith determine that the withholding of such notice is in the best interest of the holders of the notes. In addition, in the case of any default of the character described in clause (3) or (4) of the second preceding paragraph, no such notice to holders will be given until at least 60 days after the default occurs.

If an Event of Default occurs and is continuing with respect to the notes, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the notes by all appropriate judicial proceedings. The indenture will provide that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the notes, unless such holders shall have offered to the trustee indemnity which is reasonably satisfactory to the trustee. Subject to such provisions for the indemnification of the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to notes.

Defeasance

The discharge, defeasance and covenant defeasance provisions of the indenture described under “Description of the Debt Securities — Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus will apply to the notes.

New York Law to Govern

The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.

Information Concerning the Trustee

We may from time to time borrow from, maintain deposit accounts with and conduct other banking transactions with The Bank of New York Mellon and its affiliates in the ordinary course of business.

Under the indenture, The Bank of New York Mellon is required to transmit annual reports to all holders regarding its eligibility and qualifications as trustee under the indenture and related matters.

Payment and Paying Agent

We will pay principal of, and any premium, interest and additional amounts on the notes at the office of the paying agent designated by us.

All moneys we pay to a paying agent of the Trustee for the payment of principal of, or any premium, interest or additional amounts on, a note which remains unclaimed at the end of two years will be repaid to us, and the holder of the note may then look only to us for payment.

The Bank of New York Mellon will act as paying agent for the notes.

BOOK-ENTRY; DELIVERY AND FORM

Except as set forth below, the notes will be issued in the form of one or more fully registered notes in global form without coupons (each a “Global Note”). The Global Notes will be deposited with, or on behalf of, DTC and registered in the name of DTC or a nominee thereof.

Global Notes

Pursuant to procedures established by DTC, interests in the Global Notes will be shown on, and the transfer of such interest will be effected only through, records maintained by DTC or its nominee with respect to interests of persons who have accounts with DTC (“participants”) and the records of participants with respect to interests of persons other than participants. Such accounts initially were designated by or on behalf of the initial purchasers and ownership of beneficial interests in the Global Notes will be limited to persons who have accounts with DTC, or participants, or persons who hold interests through participants. Holders may hold their interests in the Global Notes directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

So long as DTC or its nominee is the registered owner or holder of the notes, DTC or such nominee will be considered the sole owner or holder of the notes represented by such Global Notes for all purposes under the indenture. No beneficial owner of an interest in the Global Notes will be able to transfer such interest except in accordance with DTC’s procedures, in addition to those provided for under the indenture with respect to the notes.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, your ability to transfer your beneficial interests in a Global Note to such persons may be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants and certain banks, your ability to pledge your interests in a Global Note to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack’ of a physical certificate evidencing such interests.

We will make payments of the principal of, premium, if any, and interest on Global Notes to DTC or its nominee as the registered owner thereof. Neither we nor the trustee nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that DTC or its nominee, on receipt of any payment of principal or interest in respect of a Global Note representing any notes held by it or its nominee, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name.” Such payment will be the responsibility of such participants.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

Notes that are issued as described below under “— Certificated Notes” will be issued in registered definitive form without coupons (each, a “Certificated Note”). Upon transfer of Certificated Notes, such Certificated Notes may, unless the Global Note has previously been exchanged for Certificated Notes, be exchanged for an interest in the Global Note representing the principal amount of notes being transferred.

DTC has advised us that it will take any action permitted to betaken by a holder of notes, including the presentation of notes for exchange as described below and the conversion of notes, only at the direction of one or more participants to whose account with DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the notes, the Global Notes will be exchanged for legended notes in certificated form, and distributed to DTC’s participants.

DTC has advised us that it is:

(1) a limited purpose trust company organized under the laws of the State of New York;

(2) a member of the Federal Reserve System;

(3) a “clearing corporation” within the meaning of the Uniform Commercial Code; and

(4) a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the Global Notes among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we, nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in Global Notes.

Certificated Notes

You may not exchange your beneficial interest in a Global Note for a note in certificated form unless:

(1) DTC notifies us that it is unwilling or unable to continue as depositary for the Global Note, or DTC ceases to be a “clearing agency” registered under the Exchange Act, and in either case, we thereupon fail to appoint a successor depositary within 90 days; or

(2) an Event of Default shall have occurred and be continuing with respect to the notes.

In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary in accordance with its customary procedures.

CERTAIN TAX CONSIDERATIONS

Bermuda

Under current Bermuda law, there is no income, corporate or profits tax or withholding tax, capital gains tax or capital transfer tax, estate or inheritance tax payable by the Company. The Company has obtained from the Minister of Finance under The Exempted Undertaking Tax Protection Act 1966, as amended, an assurance that, in the event that Bermuda enacts legislation imposing tax computed on profits, income, any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance, then the imposition of any such tax shall not be applicable to the Company or to any of its operations, or its shares, debentures, notes or other obligations, until March 28, 2016. The Company is not required to deduct or withhold on account of any Bermuda tax from payments made under the notes and the holders of the notes who are not treated as resident or ordinarily resident in Bermuda generally would not be subject to any Bermuda taxation of capital gains realised on the disposition of the Notes. Notes that are beneficially owned by an individual domiciled outside of Bermuda will not be subject to Bermuda inheritance tax. No Bermuda stamp duty or stamp duty reserve tax will be imposed on the issuance of the notes and no Bermuda stamp duty is payable on the transfer of the notes. This assurance is subject to the proviso that it is not to be construed so as to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda or to prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to any property leased to the Company.

United States Taxation of the Holders of the Notes

The following is a general summary of certain U.S. federal income tax consequences associated with the purchase, beneficial ownership and disposition of the notes by holders of the notes. This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, rulings, official pronouncements and judicial decisions, all as in effect on the date of this offering circular and all of which are subject to change, possibly with retroactive effect, or different interpretations. This summary only addresses tax considerations for holders that purchase the notes pursuant to this offering at the original issue price and that hold the notes as “capital assets” (generally, property held for investment). Moreover, this summary is for general information only and does not address all of the tax consequences that may be relevant to specific investors in light of their particular circumstances or to investors subject to special treatment under U.S. federal income tax laws (such as banks, insurance companies, tax-exempt entities, retirement plans, dealers in securities, traders in securities that elect to use a mark to market method of accounting, brokers, expatriates, entities treated as partnerships for U.S. federal income tax purposes and investors therein, persons who hold their notes as part of a straddle, hedge, conversion transaction or other integrated investment, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax or persons deemed to sell the notes under the constructive sale provisions of the Code), all of whom may be subject to tax rules that differ significantly from those summarized below. The discussion below does not address U.S. federal estate and gift tax considerations or the effect of any U.S. state, local or non-U.S. tax law. We have not sought any ruling from the Internal Revenue Service (the “IRS”) or an opinion of counsel with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS will agree with such statements and conclusions.

HOLDERS OF THE NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSIDERATIONS FOR THEM RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE OR LOCAL TAX LAWS OR NON-U.S. TAX LAWS, ANY CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION OR REGULATIONS.

For purposes of this summary, a “U.S. holder” is a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of the source thereof; or

•	a trust (1) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) if it validly elects to be treated as a United States person for U.S. federal income tax purposes.

A non-U.S. holder is a beneficial owner of a note that is an individual, corporation, estate or trust and is not a U.S. holder.

If an entity treated as a partnership for U.S. federal income tax purposes is a beneficial owner of a note, the treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.

U.S. Holders

Payment of Interest

A U.S. holder must include in the U.S. holder’s gross income all payments of interest (including any additional amounts) in respect of the notes, at the time accrued or paid, in accordance with the U.S. holder’s usual method of tax accounting for U.S. federal income tax purposes.

Interest on the notes generally will (1) be treated as foreign source income for U.S. federal income tax purposes, and (2) constitute passive income, or in the case of certain U.S. holders, general category income for foreign tax credit purposes.

Sale, Exchange, Redemption, Retirement or Other Dispositions

A U.S. holder generally will recognize gain or loss for U.S. federal income tax purposes upon the sale, exchange, redemption, retirement or other taxable disposition of the notes in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the notes. For this purpose, the amount realized does not include any amount attributable to accrued interest on the notes, which will be taxable as ordinary income as described above, to the extent not previously so taxed. A U.S. holder’s adjusted tax basis in the notes generally will equal the cost of such notes to such holder.

The gain or loss upon the sale, exchange, redemption, retirement or other disposition of the notes generally will be capital gain or loss. If, at the time of such disposition, the notes have been held for more than one year, the gain or loss will be a long-term capital gain or loss. Under current law, long-term capital gains recognized by individuals or other non-corporate U.S. holders are generally subject to a reduced U.S. federal income tax rate. Capital losses are subject to limits on deductibility. Any gain or loss recognized by a U.S. holder generally will be treated as from sources within the United States for U.S. federal income tax purposes.

Non-U.S. Holders

In general, a non-U.S. holder will not subject to U.S. federal income tax or withholding tax on payments of interest on, or gain upon the sale, exchange, redemption, retirement or other disposition of, notes, unless:

•	the interest or gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, or

•	in the case of gain, the non-U.S. holder is an individual present in the United States for 183 or more days in the taxable year of the sale or disposition and certain other conditions exist.

A non-U.S. holder will be subject to U.S. federal income tax in respect of the interest or gain that is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States in the same manner as it were a U.S. holder, unless an applicable income tax treaty provides otherwise. A corporate non-U.S. holder will be subject to an additional “branch profits tax” at a 30% rate or at a lower applicable treaty. If a non-U.S. holder is an individual described in the second bullet point, any such gain (net of certain U.S. source capital losses) will be subject to 30% (or lower treaty rate) of U.S. federal income tax.

Backup Withholding and Information Reporting

U.S. backup withholding (at a current rate of 28%) may apply to payments to a U.S. holder of interest on the notes and/or proceeds from the sale, exchange, redemption, retirement or other disposition of the notes if the U.S. holder fails to furnish to the paying agent the U.S. holder’s taxpayer identification number, that is, the U.S. holder’s social security number or employer identification number, or fails to otherwise comply with the applicable requirements of the backup withholding rules. Certain U.S. holders, including corporations, are not subject to backup withholding. In addition, payments of interest on the notes and/or proceeds from the sale, exchange, redemption, retirement or other disposition of the notes will generally be subject to information reporting requirements.

If the notes are held by a non-U.S. holder through a non-U.S. (and non-U.S. related) broker or financial institution, backup withholding and related information reporting generally would not be required. Information reporting, and possibly backup withholding, may apply to the interest on and proceeds from the notes if he notes are held by a non-U.S. holder through a U.S. (or U.S. related) broker or financial institution and the non-U.S. holder fails to provide appropriate information or otherwise establish an exemption.

Any amounts withheld under the backup withholding rules from a payment to a holder with respect to the notes will be allowed as a refund or credit against such holder’s U.S. federal income tax liability; provided that the holder timely furnishes the required information to the IRS.

UNDERWRITING

Our company and the underwriters have entered into an underwriting agreement with respect to the notes. Subject to certain conditions, the underwriters have severally agreed to purchase the principal amount of notes indicated in the following table:

Principal Amount
Underwriters	of Notes

Goldman, Sachs & Co.	$
Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.

Total	$

The underwriters are committed to take and pay for all of the notes being offered, if any are taken.

Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to          % of the principal amount of notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to          % of the principal amount of notes. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The notes are a new issue of securities with no established trading market. The company has been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than it is required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date), it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

(a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The underwriters have represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to, from or otherwise involving the United Kingdom.

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

The notes have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and the underwriters have agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or

(iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $330,000.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

Certain of the underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. In addition, one of the members of Validus’ board of directors is an employee of Goldman, Sachs & Co.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve securities and instruments of the issuer.

Conflicts of Interest; FINRA Regulations

Goldman, Sachs & Co. is deemed to have a “conflict of interest” in this offering within the meaning of Rule 2720 because affiliates of Goldman, Sachs & Co. currently in the aggregate beneficially own a 10% or more interest in Validus. Any underwriter with a “conflict of interest” is not permitted to sell the notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. Because Goldman, Sachs & Co. is deemed to have a “conflict of interest” in this offering within the meaning of Rule 2720, this offering will be conducted in accordance with Rule 2720(a)(1)(C). Pursuant to that rule, the appointment of a qualified independent underwriter is not necessary in connection with the offering, as the offering is of a class of securities that are investment grade rated, as that term is defined in Rule 2720. In compliance with the guidelines of FINRA, the maximum underwriting compensation in connection with this offering will not exceed 8% of the gross proceeds.

LEGAL MATTERS

Certain U.S. legal matters with respect to the notes will be passed upon for Validus by Cahill Gordon & Reindel llp, New York, New York. Certain matters with respect to the notes under the laws of Bermuda will be passed upon for Validus by Appleby. The underwriters are being represented by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Skadden, Arps, Slate, Meagher & Flom LLP has, from time to time, represented and may in the future represent, Validus and its affiliates in connection with various legal matters.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to Validus’ annual report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

IPC’s consolidated financial statements as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008, have been incorporated by reference herein in reliance upon the reports of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring to another document filed separately with the SEC. The information that we file after the date of this prospectus supplement with the SEC will automatically be deemed to be incorporated by reference and will update and supersede this information. We incorporate by reference into this prospectus supplement the documents listed below and under “Incorporation of Certain Documents by Reference” in the accompanying prospectus, and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. You can review and copy documents that Validus has filed at the SEC’s Public Reference Room in Washington, D.C. Call 1-202-551-8090 for information. The SEC charges a fee for copies. You can get the same information free from the SEC’s EDGAR database on the Internet (http://www.sec.gov). You may also e-mail requests for these documents to publicinfo@sec.gov or make a request in writing to the SEC’s Public Reference Section, 100 F Street, N.E., Room 1580, Washington, D.C. 20549.

Annual Report on Form 10-K	For fiscal year ended December 31, 2008
Quarterly Report on Form 10-Q	For the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009
Current Reports on Form 8-K	Filed on February 9, 2009, March 31, 2009, April 3, 2009, April 9, 2009, April 16, 2009, April 29, 2009, April 30, 2009, May 6, 2009 (Form 8-K/A), May 11, 2009, May 12, 2009, May 14, 2009, May 18, 2009, May 20, 2009, May 22, 2009, June 1, 2009, June 8, 2009, July 9, 2009, July 27, 2009, July 30, 2009, August 5, 2009, August 6, 2009, August 13, 2009, August 19, 2009, September 4, 2009, September 15, 2009, November 20, 2009 and December 28, 2009 (other than documents or any portion of any documents not deemed to be filed, although the Form 8-K filed on May 11, 2009 (Film No. 09816281), was furnished and not filed with the SEC, it is specifically incorporated by reference herein, notwithstanding any other provisions to the contrary).
Proxy Statements on Schedule 14A	Filed on March 25, 2009, May 26, 2009, May 28, 2009, May 29, 2009, June 1, 2009, June 3, 2009, June 8, 2009, June 10, 2009, June 12, 2009, June 15, 2009, June 17, 2009 and June 23, 2009.

Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus supplement shall be considered to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any subsequently filed document that is or is considered to be incorporated by reference modifies or supersedes such statement. Any statement that is modified or superseded will not, except as so modified or superseded, constitute a part of this prospectus supplement. You may request a copy of any of the documents which are incorporated by reference in this prospectus supplement or the accompanying prospectus, other than exhibits which are not specifically incorporated by reference into such documents, and Validus’ constitutional documents, at no cost, by writing or telephoning us at the following:

Validus Holdings, Ltd.
Attn.: General Counsel
29 Richmond Road
Pembroke, Bermuda, HM 08
Telephone: (441) 278-9063

NON-GAAP FINANCIAL MEASURES

In presenting certain information regarding Validus’ results in this prospectus supplement and certain of the documents incorporated by reference, management has included and discussed underwriting income, operating income and diluted book value per share that are not calculated under standards or rules that comprise U.S. GAAP. Such measures are referred to as non-GAAP. Non-GAAP measures may be defined or calculated differently by other companies. We believe that these measures are important to investors and other interested parties. These measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP.

Underwriting income is defined as net income excluding net investment income (loss), other income (expense), finance expenses, tax benefit, net realized gains (losses) on investments, net unrealized gains (losses) on investments, foreign exchange gains (losses) and non-recurring items, including the gain on bargain purchase, net of expenses relating to the acquisition of IPC. Underwriting income measures the performance of our core underwriting function, excluding revenues and expenses. We believe the reporting of underwriting income enhances the understanding of our results by highlighting the underlying profitability of our core insurance and reinsurance business. Underwriting profitability is influenced significantly by earned premium growth, adequacy of our pricing and loss frequency and severity. Underwriting profitability over time is also influenced by our underwriting discipline, which seeks to manage exposure to loss through favorable risk selection and diversification, our management of claims, our use of reinsurance and our ability to manage our expense ratio, which we accomplish through our management of acquisition costs and other underwriting expenses. We believe that underwriting income provides investors with a valuable measure of profitability derived from underwriting activities. Net income is the most directly comparable U.S. GAAP measure.

Net operating income is defined as net income (loss) excluding net realized and unrealized gains or losses on investments, foreign exchange gains and losses and non-recurring items, including the gain on bargain purchase, net of expenses relating to the acquisition of IPC. Net income is the most comparable U.S. GAAP financial measure. Management believes net operating income is important to investors and other interested parties as net operating income focuses on the underlying fundamentals of our operations without the influence of realized gains (losses) from the sale of investments, translation of non-U.S.$ currencies and non-recurring items. Realized gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-U.S.$ denominated balances are unrelated to our underlying business.

Diluted book value per common share is defined as total shareholders’ equity plus the assumed proceeds from the exercise of outstanding options and warrants, divided by the sum of common shares, unvested restricted shares, options and warrants outstanding (assuming their exercise). The most comparable U.S. GAAP financial measure is book value per common share.

A reconciliation of each of underwriting income (loss) to net income (loss), net operating income (loss) to net income (loss) and diluted book value per common share to book value per common share is presented in the notes to the financial statements contained in the Validus 10-Q and the Validus 10-K.

PROSPECTUS

Validus Holdings, Ltd.
Common Shares, Preference Shares, Depositary Shares,
Debt Securities, Warrants to Purchase Common Shares,
Warrants to Purchase Preference Shares,
Warrants to Purchase Debt Securities, Share Purchase Contracts,
Share Purchase Units and Units

We may offer and sell from time to time:

•	common shares;

•	preference shares;

•	depositary shares representing preference shares or common shares;

•	senior or subordinated debt securities;

•	warrants to purchase common shares, preference shares or debt securities;

•	share purchase contracts and share purchase units; and

•	units which may consist of any combination of the securities listed above.

In addition, selling shareholders to be named in a prospectus supplement may offer, from time to time, Validus Holdings, Ltd. common shares. We will not receive any of the proceeds from the sale of these securities by any selling shareholders.

Specific terms of these securities and material tax considerations pertaining to an investment in these securities will be provided in one or more supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

Investing in these securities involves risks. See “Risk Factors” beginning on page 3 of this prospectus and “Risk Factors” in our Annual Report on Form 10-K and/or our Quarterly Reports on Form 10-Q, if any.

Our common shares are listed on the New York Stock Exchange, Inc. (“NYSE”) under the trading symbol “VR.” Other than for our common shares, there is no market for the other securities we may offer.

Neither the Securities and Exchange Commission, any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy of this prospectus or any prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 7, 2008.

i

PROSPECTUS SUMMARY

This prospectus is part of a registration statement filed by Validus Holdings, Ltd. with the Securities and Exchange Commission (the “SEC”) using a shelf registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus and the information to which we have referred you. We have not authorized any other person to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this document.

Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda, which regulates the sale of securities in Bermuda. In addition, the Bermuda Monetary Authority (the “BMA”) must approve all issuances and transfers of securities of a Bermuda exempted company. The BMA has issued its permission for the free issuance and transferability of our securities, as long as any of our shares are listed on the NYSE or other appointed stock exchanges, to and among persons who are non-residents of Bermuda for exchange control purposes. The issue and transfer of in excess of 20% of the common shares to and among persons who are residents of Bermuda for exchange control purposes requires prior authorization from the BMA. Any other transfers remain subject to approval by the BMA. In addition, at the time of issue of each prospectus supplement, we will deliver to and file a copy of this prospectus and the prospectus supplement with the Registrar of Companies in Bermuda in accordance with Bermuda law. The BMA and the Registrar of Companies accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus or in any prospectus supplement.

As used in this prospectus, references to the “Company,” “we,” “us” or “our” refer to the consolidated operations of Validus Holdings, Ltd. (“Validus”) and its direct and indirect subsidiaries unless the context suggests otherwise.

References in this prospectus to “dollars” or “$” are to the lawful currency of the United States of America, unless otherwise indicated or the context suggests otherwise.

VALIDUS HOLDINGS, LTD.

Validus Holdings, Ltd. (the “Company”) was incorporated under the laws of Bermuda on October 19, 2005. Our initial investor, which we refer to as our founding investor, is Aquiline Capital Partners LLC, a private equity firm dedicated to investing in financial services companies. Other sponsoring investors include private equity funds managed by Goldman Sachs Capital Partners, Vestar Capital Partners, New Mountain Capital and Merrill Lynch Global Private Equity. The Company conducts its operations worldwide through two wholly-owned subsidiaries, Validus Reinsurance, Ltd. (“Validus Re”) and Talbot Holdings Ltd (“Talbot”). The Company, through its subsidiaries, provides reinsurance coverage in the Property, Marine and Specialty lines markets, effective January 1, 2006, and insurance coverage in the same markets effective July 2, 2007.

We seek to establish ourselves as a leader in the global insurance and reinsurance markets. Our principal operating objective is to use our capital efficiently by underwriting primarily short-tail insurance and reinsurance contracts with superior risk and return characteristics. Our primary underwriting objective is to construct a portfolio of short-tail insurance and reinsurance contracts which maximize our return on equity subject to prudent risk constraints on the amount of capital we expose to any single extreme event. We manage our risks through a variety of means, including contract terms, portfolio selection, diversification criteria, including geographic diversification criteria, and proprietary and commercially available third-party vendor models. We have assembled a senior management team with substantial industry expertise and longstanding industry relationships. We are well positioned to take advantage of current market conditions; we have also built our operations so that we may effectively take advantage of future market conditions as they develop.

Our principal executive offices are located at 19 Par-La-Ville Road, Hamilton, Bermuda HM 11, and our telephone number is (441) 278-9000.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the following information about these risks, together with the other information contained or incorporated by reference in this prospectus, including our Annual Report on Form 10-K and/or our Quarterly Reports on Form 10-Q and information contained in any prospectus supplement related to securities offered by that prospectus supplement, before making an investment decision.

Risks Related to Our Company

We have a limited operating history and our historical financial results do not accurately indicate our future performance.

Validus Re was formed in October 2005 and was fully operational by December 2005. Talbot was formed in 2002. We, therefore, have a limited operating and financial history. Validus Re began underwriting with risks attaching no earlier than January 1, 2006. It has been reported that among the last 20 years, 2006 has produced the third-lowest level of insured losses, after 1997 and 1988. As of July 31, 2008, Validus Re has not experienced any catastrophe events such as those experienced by the industry in 2004 and 2005. Talbot experienced losses in 2004 and 2005 but was formed following the events of September 11, 2001 and thus had no exposure to losses prior to 2002. As a result, we cannot provide assurances as to how our business model or risk controls would respond to such events. There is limited historical financial and operating information available to help evaluate our past performance or make a decision about an investment in our common shares. As a recently formed company, we face substantial business and financial risks and may suffer significant losses. As a result of these risks, it is possible that we may not be successful in the continued implementation of our business strategy or completing the development of the infrastructure necessary to run our business.

In addition, particularly as a recently formed company, our business strategy may change and may be affected by acquisitions, joint venture or other business, investment and/or growth opportunities that may, in the future, become available to us or that we may pursue. In the future, we may pursue investments in or acquisitions of companies complementary to our business. There can be no assurance that any such investments or acquisitions will occur, or if such investments or acquisitions do occur, that they will be on terms favorable to us.

Claims on policies written under our short-tail insurance lines that arise from unpredictable and severe catastrophic events could adversely affect our financial condition or results of operations.

Substantially all of our gross premiums written to date are in short-tail lines, which means we could become liable for a significant amount of losses in a brief period. Short-tail policies expose us to claims arising out of unpredictable natural and other catastrophic events, such as hurricanes, windstorms, tsunamis, severe winter weather, earthquakes, floods, fires, explosions, acts of terrorism and other natural and man-made disasters. Many observers believe that the Atlantic basin is in the active phase of a multi-decade cycle in which conditions in the ocean and atmosphere, including warmer-than-average sea-surface temperatures and low wind shear, enhance hurricane activity. This increase in the number and intensity of tropical storms and hurricanes can span multiple decades (approximately 20 to 30 years). These conditions may translate to a greater potential for hurricanes to make landfall in the U.S. at higher intensities over the next five years. The frequency and severity of catastrophes are inherently unpredictable.

The extent of losses from catastrophes is a function of both the number and severity of the insured events and the total amount of insured exposure in the areas affected. Increases in the value and concentrations of insured property, the effects of inflation and changes in cyclical weather patterns may increase the severity of claims from catastrophic events in the future. Claims from catastrophic events could reduce our earnings and cause substantial volatility in our results of operations for any fiscal quarter or year, which could adversely affect our financial condition, possibly to the extent of eliminating our shareholders’ equity. Our ability to write new reinsurance policies could also be affected as a result of corresponding reductions in our capital.

Underwriting is inherently a matter of judgment, involving important assumptions about matters that are unpredictable and beyond our control, and for which historical experience and probability analysis may not provide sufficient guidance. One or more catastrophic or other events could result in claims that substantially exceed our expectations and which would become due in a short period of time, which could materially adversely effect our financial condition, liquidity or results of operations.

Emerging claim and coverage issues could adversely affect our business.

As industry practices and legal, judicial, social and other environmental conditions change, unexpected and unintended issues related to claims and coverage may emerge. These issues may adversely affect our business by either extending coverage beyond our underwriting intent or by increasing the number or size of claims. In some instances, these changes may not become apparent until some time after we have issued reinsurance contracts that are affected by the changes. For example, a reinsurance contract might limit the amount that can be recovered as a result of flooding. However, if the flood damage was caused by an event that also caused extensive wind damage, the quantification of the two types of damage is often a matter of judgment. Similarly, one geographic zone could be affected by more than one catastrophic event. In this case, the amount recoverable from a reinsurer may in part be determined by the judgmental allocation of damage between the storms. Given the magnitude of the amounts at stake involved with a catastrophic event, these types of issues occasionally necessitate judicial resolution. In addition, our actual losses may vary materially from our current estimate of the loss based on a number of factors, including receipt of additional information from insureds or brokers, the attribution of losses to coverages that had not previously been considered as exposed and inflation in repair costs due to additional demand for labor and materials. As a result, the full extent of liability under an insurance or reinsurance contract may not be known for many years after such contract is issued and a loss occurs. Our exposure to this uncertainty is greater in our longer tail lines (marine and energy liabilities and financial institutions).

We depend on ratings from third party rating agencies. Our financial strength rating could be revised downward, which could affect our standing among brokers and customers, cause our premiums and earnings to decrease and limit our ability to pay dividends on the common shares.

Third-party rating agencies assess and rate the financial strength of reinsurers based upon criteria established by the rating agencies, which criteria are subject to change. The financial strength ratings assigned by rating agencies to insurance and reinsurance companies represent independent opinions of financial strength and ability to meet policyholder obligations and are not directed toward the protection of investors. Ratings have become an increasingly important factor in establishing the competitive position of insurance and reinsurance companies. Insurers and intermediaries use these ratings as one measure by which to assess the financial strength and quality of insurers and reinsurers. These ratings are often a key factor in the decision by an insured or intermediary of whether to place business with a particular insurance or reinsurance provider. These ratings are not an evaluation directed toward the protection of investors or a recommendation to buy, sell or hold our common shares.

Validus Re was assigned a rating of “A−” (Excellent) by A.M. Best Company in December 2005, which was affirmed by A.M. Best on August 29, 2007. This rating action followed the Company’s closing of the acquisition of Talbot Holdings (Talbot), as well as the Company’s completion of its capital raising initiatives, which were necessary to support the risk-adjusted capital position of the Company. Talbot’s subsidiary, Talbot Underwriting Ltd., which manages Syndicate 1183 at Lloyd’s, uses the Lloyd’s rating. On March 7, 2007, A.M. Best Company assigned an issuer credit rating of “bbb-” to Validus Holdings, Ltd. Lloyd’s is rated “A” (Excellent) by A.M. Best and “A+” (Strong) by Standard & Poor’s (“S&P”).

If our financial strength rating is reduced from current levels, our competitive position in the reinsurance industry would suffer, and it would be more difficult for us to market our products. A downgrade could result in a significant reduction in the number of reinsurance contracts we write and in a substantial loss of business as our customers, and brokers that place such business, move to other competitors with higher financial strength ratings. The substantial majority of reinsurance contracts issued through reinsurance brokers contains provisions permitting the ceding company to cancel such contracts in the event of a downgrade of the reinsurer by A.M. Best below “A−” (Excellent). Consequently, substantially all of our business could be affected by a downgrade of our A.M. Best rating.

It is increasingly common for our reinsurance contracts to contain terms that would allow the ceding companies to cancel the contract for the remaining portion of our period of obligation if our financial strength rating is downgraded below “A−” (Excellent) by A.M. Best. We cannot predict in advance the extent to which this cancellation right would be exercised, if at all, or what effect any such cancellations would have on our financial condition or future operations, but such effect could be material.

The indenture governing our Junior Subordinated Deferrable Debentures would restrict us from declaring or paying dividends on our common shares if we are downgraded by A.M. Best to a financial strength rating of “B” (Fair) or below or if A.M. Best withdraws its financial strength rating on any of our material insurance subsidiaries.

A downgrade of the Company’s A.M. Best financial strength rating below “B++” (Fair) would also constitute an event of default under our credit facilities. Either of these events could, among other things, reduce the Company’s financial flexibility.

If Validus Re’s risk management and loss limitation methods fail to adequately manage exposure to losses from catastrophic events, our financial condition and results of operations could be adversely affected.

Validus Re manages exposure to catastrophic losses by analyzing the probability and severity of the occurrence of catastrophic events and the impact of such events on our overall reinsurance and investment portfolio. Validus Re uses various tools to analyze and manage the reinsurance exposures assumed from ceding companies and risks from a catastrophic event that could have an adverse effect on their investment portfolio. VCAPS, a proprietary risk modeling software, enables Validus Re to assess the adequacy of risk pricing and to monitor the overall exposure to risk in correlated geographic zones. VCAPS is new and relatively untested and Validus Re cannot assure the models and assumptions used by the software will accurately predict losses. Further, Validus Re cannot assure that it is free of defects in the modeling logic or in the software code. In addition, Validus Re has not sought copyright or other legal protection for VCAPS.

In addition, much of the information that Validus Re enters into the risk modeling software is based on third-party data that they cannot assure to be reliable, as well as estimates and assumptions that are dependent on many variables, such as assumptions about building material and labor demand surge, storm surge, the expenses of settling claims, which are known as loss adjustment expenses, insurance-to-value and storm intensity. Accordingly, if the estimates and assumptions that are entered into the proprietary risk model are incorrect, or if the proprietary risk model proves to be an inaccurate forecasting tool, the losses Validus Re might incur from an actual catastrophe could be materially higher than their expectation of losses generated from modeled catastrophe scenarios, and their financial condition and results of operations could be adversely affected.

Validus Re also seeks to limit loss exposure through loss limitation provisions in their policies, such as limitations on the amount of losses that can be claimed under a policy, limitations or exclusions from coverage and provisions relating to choice of forum, which are intended to assure that their policies are legally interpreted as intended. Validus Re cannot assure that these contractual provisions will be enforceable in the manner expected or that disputes relating to coverage will be resolved in their favor. If the loss limitation provisions in the policies are not enforceable or disputes arise concerning the application of such provisions, the losses they might incur from a catastrophic event could be materially higher than expectation, and their financial condition and results of operations could be adversely affected.

The insurance and reinsurance business is historically cyclical, and we expect to experience periods with excess underwriting capacity and unfavorable premium rates and policy terms and conditions, which could materially adversely affect our financial condition and results of operations.

The insurance and reinsurance industry has historically been cyclical. Insurers and reinsurers have experienced significant fluctuations in operating results due to competition, frequency of occurrence or severity of catastrophic events, levels of underwriting capacity, underwriting results of primary insurers, general economic conditions and other factors. The supply of insurance and reinsurance is related to prevailing prices, the level of insured losses and the level of industry surplus which, in turn, may fluctuate, including in response to changes in rates of return on investments being earned in the reinsurance industry.

The insurance and reinsurance pricing cycle has historically been a market phenomenon, driven by supply and demand rather than by the actual cost of coverage. The upward phase of a cycle is often triggered when a major event forces insurers and reinsurers to make large claim payments, thereby drawing down capital. This, combined with increased demand for insurance against the risk associated with the event, pushes prices upwards. Over time, insurers’ and reinsurers’ capital is replenished with the higher revenues. At the same time, new entrants flock to the industry seeking a part of the profitable business. This combination prompts a slide in prices — the downward cycle — until a major insured event restarts the upward phase. As a result, the insurance and reinsurance business has been characterized by periods of intense competition on price and policy terms due to excessive underwriting capacity, which is the percentage of surplus or the dollar amount of exposure that a reinsured is willing to place at risk, as well as periods when shortages of capacity result in favorable premium rates and policy terms and conditions.

Premium levels may be adversely affected by a number of factors which fluctuate and may contribute to price declines generally in the reinsurance industry. For example, as premium levels for many products have increased subsequent to the significant natural catastrophes of 2004 and 2005, the supply of reinsurance has increased and is likely to increase further, either as a result of capital provided by new entrants or by the commitment of additional capital by existing reinsurers. In addition, some of the prior upward cycles were initiated following each of Hurricane Andrew in 1992 and the events of September 11, 2001. Continued increases in the supply of insurance and reinsurance may have consequences for the reinsurance industry generally and for us, including fewer contracts written, lower premium rates, increased expenses for customer acquisition and retention, and less favorable policy terms and conditions. For instance, the Company has noted an increase in the amount of available underwriting capacity in most lines in which it is involved throughout 2007 and continuing through the July 1, 2008 renewal period of 2008. As a consequence, the Company has experienced greater competition on most insurance and reinsurance lines. This has adversely affected the rates we receive for our reinsurance and our overall gross premiums written to date. Furthermore, the State of Florida has instituted a law that, in part, increases the amount of reinsurance available to primary insurers from the Florida Hurricane Catastrophe Fund.

The cyclical trends in the industry and the industry’s profitability can also be affected significantly by volatile and unpredictable developments, such as natural disasters (such as catastrophic hurricanes, windstorms, tornados, earthquakes and floods), courts granting large awards for certain damages, fluctuations in interest rates, changes in the investment environment that affect market prices of investments and inflationary pressures that may tend to affect the size of losses experienced by insureds and primary insurance companies. We expect to experience the effects of cyclicality, which could materially adversely affect our financial condition and results of operations.

If we underestimate our reserve for losses and loss expenses, our financial condition and results of operations could be adversely affected.

Our success depends on our ability to accurately assess the risks associated with the businesses and properties that we reinsure. If unpredictable catastrophic events occur, or if we fail to adequately manage our exposure to losses or fail to adequately estimate our reserve requirements, our actual losses and loss expenses may deviate, perhaps substantially, from our reserve estimates.

We estimate the risks associated with our outstanding obligations, including the risk embedded within our unearned premiums. To do this, we establish reserves for losses and loss expenses (or loss reserves ), which are liabilities that we record to reflect the estimated costs of claim payment and the related expenses that we will ultimately be required to pay in respect of premiums written and include case reserves and incurred but not reported (“IBNR”) reserves. However, under U.S. GAAP, we are not permitted to establish reserves for losses with respect to our property catastrophe reinsurance until an event which gives rise to a claim occurs. As a result, only reserves applicable to losses incurred up to the reporting date may be set aside on our financial statements, with no allowance for the provision of loss reserves to account for possible other future losses with respect to our catastrophe-exposed reinsurance. Case reserves are reserves established with respect to specific individual reported claims. IBNR reserves are reserves for estimated losses that we have incurred but that have not yet been reported to us. Property catastrophe reinsurance covers insurance companies’ exposures to an accumulation of property and related losses from separate policies, typically relating to natural disasters or other catastrophic events.

Our reserve estimates do not represent an exact calculation of liability. Rather, they are estimates of what we expect the ultimate settlement and administration of claims will cost. These estimates are based upon actuarial and statistical projections and on our assessment of currently available data, predictions of future developments and estimates of future trends and other variable factors such as inflation. Establishing an appropriate level of our loss reserve estimates is an inherently uncertain process. It is likely that the ultimate liability will be greater or less than these estimates and that, at times, this variance will be material. Our reserve estimates are regularly refined as experience develops and claims are reported and settled. Establishing an appropriate level for our reserve estimates is an inherently uncertain process. In addition, as we operate solely through intermediaries, reserving for our business can involve added uncertainty arising from our dependence on information from ceding companies which, in addition to the risk of receiving inaccurate information involves an inherent time lag between reporting information from the primary insurer to us. Additionally, ceding companies employ differing reserving practices which adds further uncertainty to the establishment of our reserves. Moreover, these uncertainties are greater for reinsurers like us than for reinsurers with a longer operating history, because we do not yet have an established loss history. The lack of historical information for the Company has necessitated the use of industry loss emergence patterns in deriving IBNR. Loss emergence patterns are development patterns used to project current reported or paid loss amounts to their ultimate settlement value or amount. Further, expected losses and loss ratios are typically developed using vendor and proprietary computer models and these expected loss ratios are a material component in the calculation deriving IBNR. Actual loss ratios will deviate from expected loss ratios and ultimate loss ratios will be greater or less than expected loss ratios. Because of these uncertainties, it is possible that our estimates for reserves at any given time could prove inadequate.

To the extent we determine that actual losses and loss adjustment expenses from events which have occurred exceed our expectations and the loss reserves reflected in our financial statements, we will be required to reflect these changes in the current period. This could cause a sudden and material increase in our liabilities and a reduction in our profitability, including operating losses and reduction of capital, which could materially restrict our ability to write new business and adversely affect our financial condition and results of operations and potentially our A.M. Best rating.

We rely on key personnel and the loss of their services may adversely affect us. The Bermuda location of our head office may be an impediment to attracting and retaining experienced personnel.

Various aspects of our business depend on the services and skills of key personnel of the Company. We believe there are only a limited number of available qualified executives in the business lines in which we compete. We rely substantially upon the services of Edward J. Noonan, Chairman of our Board of Directors and Chief Executive Officer; George P. Reeth, President and the Deputy Chairman of our Board of Directors; C.N. Rupert Atkin, Chief Executive Officer of the Talbot Group; Michael J. Belfatti, Executive Vice President and Chief Actuary; Gilles A. M. Bonvarlet, Chief Operating Officer of the Talbot Group; Michael E.A. Carpenter, Chairman of the Talbot Group; Joseph E. (Jeff) Consolino, Chief Financial Officer; C. Jerome Dill, General Counsel; Stuart W. Mercer, Chief Risk Officer; and Conan M. Ward, Chief Underwriting Officer,

among other key employees. Although we are not aware of any planned departures, the loss of any of their services or the services of other members of our management team or any difficulty in attracting and retaining other talented personnel could impede the further implementation of our business strategy, reduce our revenues and decrease our operational effectiveness. Although we have an employment agreement with each of the above named executives, there is a possibility that these employment agreements may not be enforceable in the event any of these employees leave. The employment agreements for each of the above-named executives provide that the terms of the agreement will continue for a defined period after either party giving notice of termination, and will terminate immediately upon the Company giving notice of termination for cause. We do not currently maintain key man life insurance policies with respect to them or any of our other employees.

The operating location of our head office and Validus Re subsidiary may be an impediment to attracting and retaining experienced personnel. Under Bermuda law, non-Bermudians (other than spouses of Bermudians) may not engage in any gainful occupation in Bermuda without an appropriate governmental work permit. Our success may depend in part on the continued services of key employees in Bermuda. A work permit may be granted or renewed upon demonstrating that, after proper public advertisement, no Bermudian (or spouse of a Bermudian or a holder of a permanent resident’s certificate or holder of a working resident’s certificate) is available who meets the minimum standards reasonably required by the employer. The Bermuda government’s policy places a six-year term limit on individuals with work permits, subject to certain exemptions for key employees. A work permit is issued with an expiry date (up to five years) and no assurances can be given that any work permit will be issued or, if issued, renewed upon the expiration of the relevant term. If work permits are not obtained, or are not renewed, for our principal employees, we would lose their services, which could materially affect our business. Work permits are currently required for 26 of our Bermuda employees, all of whom have obtained three- or five-year work permits except Mr. Belfatti whose five year work permit has been applied for but not yet approved due his recent start date with the Company.

Certain of our directors and officers may have conflicts of interest with us.

Entities affiliated with some of our directors have sponsored or invested in, and may in the future sponsor or invest in, other entities engaged in or intending to engage in insurance and reinsurance underwriting, some of which compete with us. They have also entered into, or may in the future enter into, agreements with companies that compete with us.

We have a policy in place applicable to each of our directors and officers which provides for the resolution of potential conflicts of interest. However, we may not be in a position to influence any party’s decision to engage in activities that would give rise to a conflict of interest, and they may take actions that are not in our shareholders’ best interests.

We may require additional capital or credit in the future, which may not be available or only available on unfavorable terms.

We monitor our capital adequacy on a regular basis. The capital requirements of our business depend on many factors, including our premiums written, loss reserves, investment portfolio composition and risk exposures, as well as satisfying regulatory and rating agency capital requirements. Our ability to underwrite is largely dependent upon the quality of our claims paying and financial strength ratings as evaluated by independent rating agencies. To the extent that our existing capital is insufficient to fund our future operating requirements and/or cover claim losses, we may need to raise additional funds through financings or limit our growth. Any equity or debt financing, if available at all, may be on terms that are unfavorable to us. In the case of equity financings, dilution to our shareholders could result, and, in any case, such securities may have rights, preferences and privileges that are senior to those of our outstanding securities. If we are not able to obtain adequate capital, our business, results of operations and financial condition could be adversely affected.

In addition, as an alien reinsurer (not licensed in the United States), we are required to post collateral security with respect to any reinsurance liabilities that we assume from ceding insurers domiciled in the United States in order for U.S. ceding companies to obtain full statutory and regulatory credit for our reinsurance. Other jurisdictions and non-U.S. ceding insurers may have similar collateral requirements. Under applicable statutory provisions, these security arrangements may be in the form of letters of credit, reinsurance trusts maintained by trustees or funds withheld arrangements where assets are held by the ceding company. We intend to satisfy such statutory requirements by providing to primary insurers letters of credit issued under our credit facilities. To the extent that we are required to post additional security in the future, we may require additional letter of credit capacity and we cannot assure that we will be able to obtain such additional capacity or arrange for other types of security on commercially acceptable terms or on terms as favorable as under our current letter of credit facilities. Our inability to provide collateral satisfying the statutory and regulatory guidelines applicable to primary insurers would have a material effect on our ability to provide reinsurance to third parties and negatively affect our financial position and results of operations.

Security arrangements may subject our assets to security interests and/or require that a portion of our assets be pledged to, or otherwise held by, third parties. Although the investment income derived from our assets while held in trust typically accrues to our benefit, the investment of these assets is governed by the investment regulations of the state of domicile of the ceding insurer.

Competition for business in our industry is intense, and if we are unable to compete effectively, we may not be able to retain market share and our business may be materially adversely affected.

The insurance and reinsurance industries are highly competitive. We face intense competition, based upon (among other things) global capacity, product breadth, reputation and experience with respect to particular lines of business, relationships with reinsurance intermediaries, quality of service, capital and perceived financial strength (including independent rating agencies’ ratings), innovation and price. We compete with major global insurance and reinsurance companies and underwriting syndicates, many of which have extensive experience in reinsurance and may have greater financial, marketing and employee resources available to them than us. Other financial institutions, such as banks and hedge funds, now offer products and services similar to our products and services through alternative capital markets products that are structured to provide protections similar to those provided by reinsurers. These products, such as catastrophe-linked bonds, compete with our products. In the future, underwriting capacity will continue to enter the market from these identified competitors and perhaps other sources. After the events of September 11, 2001, and then again following the three major hurricanes of 2005 (Katrina, Rita and Wilma), new capital flowed into Bermuda, and much of these new proceeds went to a variety of Bermuda-based start-up companies. The full extent and effect of this additional capital on the reinsurance market will not be known for some time and market conditions could become less favorable. Increased competition could result in fewer submissions and lower rates, which could have an adverse effect on our growth and profitability. If we are unable to compete effectively against these competitors, we may not be able to retain market share.

In addition, insureds have been retaining a greater proportion of their risk portfolios than previously, and industrial and commercial companies have been increasingly relying upon their own subsidiary insurance companies, known as captive insurance companies, self-insurance pools, risk retention groups, mutual insurance companies and other mechanisms for funding their risks, rather than risk transferring insurance. This has put downward pressure on insurance premiums.

Loss of business from one or more major brokers could adversely affect us.

We market our insurance and reinsurance on a worldwide basis primarily through brokers, and we depend on a small number of brokers for a large portion of our revenues. For the year ended December 31, 2007, our business was primarily sourced from the following brokers: Marsh Inc./Guy Carpenter & Co. 26.9%, Willis Group Holdings Ltd. 15.7%, Aon Corporation 15.1% and Benfield Group Ltd. 9.3%. These four brokers provided a total of 67.0% of our gross premiums written for the year ended December 31, 2007. Talbot was acquired on July 2, 2007. Talbot’s gross premium written for the full year ended December 31, 2007 has been included in the above analysis for informational purposes only and is not included within the consolidated results. Loss of all or a substantial portion of the business provided by one or more of these brokers could adversely affect our business.

We assume a degree of credit risk associated with substantially all of our brokers.

In accordance with industry practice, we frequently pay amounts owed on claims under our policies to brokers and the brokers, in turn, pay these amounts over to the ceding insurers and reinsurers that have reinsured a portion of their liabilities with us. In some jurisdictions, if a broker fails to make such a payment, we might remain liable to the ceding insurer or reinsurer for the deficiency notwithstanding the broker’s obligation to make such payment. Conversely, in certain jurisdictions, when the ceding insurer or reinsurer pays premiums for these policies to reinsurance brokers for payment to us, these premiums are considered to have been paid and the ceding insurer or reinsurer will no longer be liable to us for these premiums, whether or not we have actually received them. Consequently, we assume a degree of credit risk associated with substantially all of our brokers.

Our success depends on our ability to establish and maintain effective operating procedures and internal controls. Failure to detect control issues and any instances of fraud could adversely affect us.

Our success is dependent upon our ability to establish and maintain operating procedures and internal controls (including the timely and successful implementation of information technology systems and programs) to effectively support our business and our regulatory and reporting requirements. We may not be successful in such efforts. Even if and when implemented, as a result of the inherent limitations in all control systems, no evaluation of controls can provide full assurance that all control issues and instances of fraud, if any, within the Company will be detected.

We may be unable to purchase reinsurance or retrocessional reinsurance in the future, and if we successfully purchase retrocessional reinsurance, we may be unable to collect, which could adversely affect our business, financial condition and results of operations.

We purchase reinsurance and retrocessional reinsurance in order that we may offer insureds and cedants greater capacity, and to mitigate the effect of large and multiple losses upon our financial condition. Reinsurance is a transaction whereby an insurer or reinsurer cedes to a reinsurer all or part of the reinsurance it has assumed. A reinsurer’s or retrocessional reinsurer’s insolvency or inability or refusal to make timely payments under the terms of its reinsurance agreement with us could have an adverse effect on us because we remain liable to our client. From time to time, market conditions have limited, and in some cases have prevented, insurers and reinsurers from obtaining the types and amounts of reinsurance or retrocessional reinsurance that they consider adequate for their business needs. Accordingly, we may not be able to obtain our desired amounts of reinsurance or retrocessional reinsurance or negotiate terms that we deem appropriate or acceptable or obtain reinsurance or retrocessional reinsurance from entities with satisfactory creditworthiness.

Our investment portfolio may suffer reduced returns or losses which could adversely affect our results of operations and financial condition. Any increase in interest rates or volatility in the fixed income markets could result in significant unrealized losses in the fair value of our investment portfolio which, commencing in 2007, would reduce our net income.

Our operating results depend in part on the performance of our investment portfolio, which currently consists of fixed maturity securities, as well as the ability of our investment managers to effectively implement our investment strategy. Our Board of Directors, including our Finance Committee, oversees our investment strategy, and in consultation with BlackRock Financial Management, Inc. and Goldman Sachs Asset Management, our portfolio advisors, has established investment guidelines. The investment guidelines dictate the portfolio’s overall objective, benchmark portfolio, eligible securities, duration, limitations on the use of derivatives and inclusion of foreign securities, diversification requirements and average portfolio rating. The Board periodically reviews these guidelines in light of our investment goals and consequently they may change at any time.

The investment income derived from our invested assets was $112.3 million or 27.9% of our net income for the year ended December 31, 2007. While we follow a conservative investment strategy designed to emphasize the preservation of invested assets and to provide sufficient liquidity for the prompt payment of claims, we will nevertheless be subject to market-wide risks including illiquidity and pricing uncertainty and fluctuations, as well as to risks inherent in particular securities. Our investment performance may vary substantially over time, and we cannot assure that we will achieve our investment objectives. Unlike more established reinsurance companies with longer operating histories, Validus Re has a limited performance record to which investors can refer.

Investment results will also be affected by general economic conditions, market volatility, interest rate fluctuations, liquidity and credit risks beyond our control. In addition, our need for liquidity may result in investment returns below our expectations. Also, with respect to certain of our investments, we are subject to prepayment or reinvestment risk. In particular, our fixed income portfolio is subject to reinvestment risk, and as at December 31, 2007, 44.5% of the fixed income portfolio is comprised of mortgage backed and asset backed securities which are subject to prepayment risk. Although we attempt to manage the risks of investing in a changing interest rate environment, a significant increase in interest rates could result in significant losses, realized or unrealized, in the fair value of our investment portfolio and, consequently, could have an adverse affect on our results of operations.

As of January 1, 2007, the Company’s investments were accounted for as trading and, as such, all unrealized gains and losses are included in Net Income on the Statement of Operations. Including unrealized gains and losses in Net Income may have the effect of increasing the volatility of our earnings.

The movement in foreign currency exchange rates could adversely affect our operating results because we enter into insurance and reinsurance contracts where the premiums receivable and losses payable are denominated in currencies other than the U.S. dollar and we maintain a portion of our investments and liabilities in currencies other than the U.S. dollar.

The U.S. dollar is our reporting currency. We enter into insurance and reinsurance contracts where the premiums receivable and losses payable are denominated in currencies other than the U.S. dollar. In addition, we maintain a portion of our investments and liabilities in currencies other than the U.S. dollar. Premiums received in non-U.S. currencies are generally converted into U.S. dollars at the time of receipt. When we incur a liability in a non-U.S. currency, we carry such liability on our books in the original currency. These liabilities are converted from the non-U.S. currency to U.S. dollars at the time of payment. We will therefore realize foreign currency exchange gains or losses as we ultimately receive premiums and settle claims required to be paid in foreign currencies. At December 31, 2007, 8.7% of our investments and 30.9% of our reserves for losses and loss expenses were in foreign currencies.

To the extent that we do not seek to hedge our foreign currency risk, the impact of a movement in foreign currency exchange rates could adversely affect our operating results.

The preparation of our financial statements will require us to make many estimates and judgments, which are even more difficult than those made in a mature company, and which, if inaccurate, could cause volatility in our results.

The Company’s consolidated financial statements have been prepared in accordance with U.S. GAAP. Management believes the item that requires the most subjective and complex estimates is the reserve for losses and loss expenses. Due to Validus Re’s short operating history, loss experience is limited and reliable evidence of changes in trends of numbers of claims incurred, average settlement amounts, numbers of claims outstanding and average losses per claim will necessarily take many years to develop. Following a major catastrophic event, the possibility of future litigation or legislative change that may affect interpretation of policy terms further increases the degree of uncertainty in the reserving process. The uncertainties inherent in the reserving process, together with the potential for unforeseen developments, including changes in laws and the prevailing interpretation of policy terms, may result in losses and loss expenses materially different than the reserves initially established. Changes to prior year reserves will affect current underwriting results by increasing net income if the prior year reserves prove to be redundant or by decreasing net income if the prior year reserves prove to be insufficient. The Company expects volatility in results in periods in which significant loss events occur because U.S. GAAP does not permit insurers or reinsurers to reserve for loss events until they have occurred and are expected to give rise to a claim. As a result, the Company is not allowed to record contingency reserves to account for expected future losses. The Company anticipates that claims arising from future events will require the establishment of substantial reserves from time to time.

An inability to implement, for the fiscal year ending December 31, 2008, the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 in a timely and satisfactory manner could cause the price of our common shares to fall.

We are presently evaluating our existing internal controls with respect to the standards adopted by the Public Company Accounting Oversight Board. We cannot be certain at this time that we will be able to successfully and satisfactorily complete the procedures, certification and attestation requirements of Section 404 of the Sarbanes Oxley Act of 2002 by the time that we are required to file our Annual Report on Form 10-K for the year ending December 31, 2008, which is the first time that our management and our external auditors will be required to deliver reports on our internal controls and procedures in accordance with the Sarbanes-Oxley Act of 2002. Uncertainty as to our ability to comply with such requirements or any material weaknesses uncovered as a result of such procedures could have a material adverse effect on the trading price of our common shares. In addition, we may incur increased costs associated with such procedures or a diversion of internal resources necessary to prepare for or comply with such requirements.

Risks Related to Acquisitions and New Ventures

There can be no assurance that we will fully realize the expected benefits of the Talbot acquisition in the anticipated time.

In order to realize the benefits of the Talbot acquisition, our and Talbot’s management will be required to devote considerable effort to projects such as upgrading and integrating financial, actuarial, underwriting and other systems and preparing financial reports on a timely basis, whether for a public company or otherwise, and no assurances can be given as to the impact these efforts may have upon our operations. In addition, no assurances can be given as to how much business Talbot will be permitted by Lloyd’s to write in 2009 and subsequent years nor as to the viability or cost of the capital structure we may use as a substitute for the external capital and reinsurance used by Talbot in 2007 and prior underwriting years. The Company has recorded intangible assets related to the acquisition of Talbot based on assumptions of anticipated benefits. These intangible assets may become impaired if anticipated benefits are not achieved, resulting in a corresponding impact on our income.

Any future acquisitions or new ventures may expose us to operational risks.

We may in the future make strategic acquisitions, either of other companies or selected blocks of business, or grow our business organically. Any future acquisitions or new ventures may expose us to operational challenges and risks, including:

•	integrating financial and operational reporting systems;

•	establishing satisfactory budgetary and other financial controls;

•	funding increased capital needs and overhead expenses;

•	obtaining management personnel required for expanded operations;

•	funding cash flow shortages that may occur if anticipated sales and revenues are not realized or are delayed, whether by general economic or market conditions or unforeseen internal difficulties;

•	the value of assets related to acquisitions or new ventures may be lower than expected or may diminish due to credit defaults or changes in interest rates and liabilities assumed may be greater than expected;

•	the assets and liabilities related to acquisitions or new ventures may be subject to foreign currency exchange rate fluctuation; and

•	financial exposures in the event that the sellers of the entities we acquire are unable or unwilling to meet their indemnification, reinsurance and other obligations to us.

Our failure to manage successfully these operational challenges and risks may impact our results of operations.

Risks Relating to Lloyd’s and Other U.K. Regulatory Matters

The regulation of Lloyd’s members by Lloyd’s and of Lloyd’s by the U.K. Financial Services Authority (“FSA”) and under European Directives and other local laws may result in intervention that could have a significant negative impact on Talbot.

Talbot operates in a regulated industry. Its underwriting activities are regulated by the FSA and franchised by Lloyd’s. The FSA has substantial powers of intervention in relation to the Lloyd’s managing agents (such as Talbot Underwriting Ltd.) which it regulates, including the power to remove their authorization to manage Lloyd’s syndicates. In addition, the Lloyd’s Franchise Board requires annual approval of Syndicate 1183’s business plan, including a maximum underwriting capacity, and may require changes to any business plan presented to it or additional capital to be provided to support underwriting (known as Funds at Lloyd’s or “FAL”). An adverse determination in any of these cases could lead to a change in business strategy which may have an adverse effect on Talbot’s financial condition and operating results.

European Directives affect the regulation governing the carrying on of insurance business in the United Kingdom. A new Directive covering the prudential supervision of insurance companies is being developed to replace the existing insurance Directives. The proposed “Solvency II” insurance Directive is presently under consultation and is unlikely to come into force before 2009. Likewise, a new reinsurance Directive was adopted on 17 October 2005, which is likely to be fully implemented in the U.K. by the end of 2010. There can be no assurance that future legislation will not have an adverse effect on Talbot.

Additionally, Lloyd’s worldwide insurance and reinsurance business is subject to local regulation. Changes in such regulation may have an adverse effect on Lloyd’s generally and on Talbot.

Should Lloyd’s Council decide additional levies are required to support the New Central Fund, this could adversely affect Talbot.

The New Central Fund, which is funded by annual contributions and loans from Lloyd’s members, acts as a policyholders’ protection fund to make payments where any Lloyd’s member has failed to pay, or is unable to pay, valid claims. The Lloyd’s Council may resolve to make payments from the New Central Fund for the advancement and protection of policyholders, which could lead to additional or special contributions being payable by Lloyd’s members, including Talbot. This, in turn, could adversely affect Talbot.

Lloyd’s 1992 and prior liabilities.

Notwithstanding the “firebreak” introduced when Lloyd’s implemented the Reconstruction and Renewal Plan in 1996, Lloyd’s members, including Talbot subsidiaries, remain indirectly exposed in a number of ways to 1992 and prior business reinsured by Equitas, including through the application of overseas deposits and the New Central Fund.

Lloyd’s currently has a number of contingent liabilities in respect of risks under certain policies allocated to 1992 or prior Years of Account. If the statutory transfer of business from Equitas to National Indemnity Company (NICO) is not implemented, and the limit of the NICO retrocession cover proves to be insufficient and as a consequence Equitas is unable to pay the 1992 and prior liabilities in full, Lloyd’s will be liable to meet any shortfall arising in respect of those policies. The New Central Fund, which can, subject to Lloyd’s regulations, issue calls on current underwriting members of Lloyd’s (which will include Talbot subsidiaries), may be applied for these purposes. Lloyd’s also has contingent liabilities under indemnities in respect of claims against certain persons and from residual litigation with Lloyd’s members who have not accepted the settlement offer.

The failure of Lloyd’s to satisfy the FSA’s annual solvency test could result in limitations on Talbot’s ability to underwrite or its ability to commence legal proceedings against Lloyd’s.

The FSA requires Lloyd’s to satisfy an annual solvency test. The solvency requirement in essence measures whether Lloyd’s has sufficient assets in the aggregate to meet all outstanding liabilities of its members, both current and in run-off. If Lloyd’s fails to satisfy the test in any year, the FSA may require Lloyd’s to cease trading and/or its members to cease or reduce underwriting. In the event of Lloyd’s failing to meet any solvency requirement, either the Society of Lloyd’s or the FSA may apply to the court for a Lloyd’s Market Reorganisation Order (“LMRO”). On the making of an order a “reorganisation controller” is appointed, and for its duration, a moratorium is imposed preventing any proceedings or legal process from being commenced or continued against any party that is the subject of such an order, which, if made, would apply to the market as a whole, including members, former members, managing agents, members’ agents, Lloyd’s brokers, approved run-off companies and managing general agents unless individual parties are specifically excluded.

A downgrade in Lloyd’s ratings would have an adverse effect on Syndicate 1183’s standing among brokers and customers and cause its premiums and earnings to decrease.

The ability of Lloyd’s syndicates to trade in certain classes of business at current levels is dependent on the maintenance of a satisfactory credit rating issued by an accredited rating agency. The financial security of the Lloyd’s market is regularly assessed by three independent rating agencies, A.M. Best, Standard & Poor’s and Fitch Ratings. Syndicate 1183 benefits from Lloyd’s current ratings and would be adversely affected if the current ratings were downgraded from their present levels.

An increase in the charges paid by Talbot to participate in the Lloyd’s market could adversely affect Talbot’s financial and operating results.

Lloyd’s imposes a number of charges on businesses operating in the Lloyd’s market, including, for example, annual subscriptions and central fund contributions for members and policy signing charges. The bases and amounts of charges may be varied by Lloyd’s and could adversely affect Talbot.

An increase in the level or type of deposits required by U.S. Situs Trust Deeds to be maintained by Lloyd’s could result in Syndicate 1183 being required to make a cash call which could adversely affect Talbot’s financial performance.

The U.S. Situs Trust Deeds require syndicates transacting certain types of business in the United States to maintain minimum deposits as protection for U.S. policyholders. These deposits represent the syndicates’ estimates of unpaid claims liabilities (less premiums receivable) relating to this business, adjusted for provisions for potential bad debt on premiums earned but not received and for any anticipated profit on unearned premiums. No credit is generally allowed for potential reinsurance recoveries. The New York Insurance Department and the U.S. National Association of Insurance Commissioners currently require funding of 30% of gross liabilities in relation to insurance business classified as “Surplus Lines.” The “Credit for Reinsurance” trust fund is usually required to be funded at 100% of gross liabilities. The funds contained within the deposits are not ordinarily available to meet trading expenses. U.S. regulators may increase the level of funding required or change the requirements as to the nature of funding. Accordingly, in the event of a major claim arising in the United States, for example from a major catastrophe, syndicates participating in such U.S. business may be required to make cash calls on their members to meet claims payments and deposit funding obligations. This could adversely affect Talbot.

Risks Related to Taxation

We may be subject to U.S. tax.

We are organized under the laws of Bermuda and presently intend to structure our activities to minimize the risk that we would be considered engaged in a U.S. trade or business. No definitive standards, however, are provided by the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations or court decisions regarding activities that constitute the conduct of a U.S. trade or business. Because that determination is essentially factual, we cannot assure that the Internal Revenue Service (the “IRS”) will not contend that we are engaged in a U.S. trade or business. If we were found to be so engaged, we would be subject to U.S. corporate income and branch profits tax on our earnings that are effectively connected to such U.S. trade or business.

If Validus Re is entitled to the benefits of the income tax treaty between the U.S. and Bermuda (the “Bermuda Treaty”), it would not be subject to U.S. income tax on any income protected by the Bermuda Treaty unless that income is attributable to a permanent establishment in the U.S. The treaty clearly applies to premium income, but may be construed as not protecting other income such as investment income. If Validus Re were found to be engaged in a trade or business in the U.S. and were entitled to the benefits of the treaty in general, but the treaty were found not to protect investment income, a portion of Validus Re’s investment income could be subject to U.S. tax.

U.S. persons who hold common shares may be subject to U.S. income taxation at ordinary income rates on our undistributed earnings and profits.

Controlled Foreign Corporation Status:  The Company should not be a controlled foreign corporation (“CFC”) because its organizational documents provide that if the common shares owned, directly, indirectly or by attribution, by any person would otherwise represent more than 9.09% of the aggregate voting power of all the Company’s common shares, the voting rights attached to those common shares will be reduced so that such person may not exercise and is not attributed more than 9.09% of the total voting power of the common shares. We cannot assure, however, that the provisions of the organizational documents will operate as intended and that the Company will not be considered a CFC. If the Company were considered a CFC, any shareholder that is a U.S. person that owns directly, indirectly or by attribution, 10% or more of the voting power of the Company may be subject to current U.S. income taxation at ordinary income tax rates on all or a portion of the Company’s undistributed earnings and profits attributable to Validus Re’s insurance and reinsurance income, including underwriting and investment income. Any gain realized on sale of common shares by such 10% shareholder may also be taxed as a dividend to the extent of the Company’s earnings and profits attributed to such shares during the period that the shareholder held the shares and while the Company was a CFC (with certain adjustments).

Related Person Insurance Income:  If the related person insurance income (“RPII”) of any of the Company’s non-U.S. insurance subsidiaries were to equal or exceed 20% of that subsidiary’s gross insurance income in any taxable year, and U.S. persons were treated as owning 25% or more of the subsidiary’s stock, by vote or value, a U.S. person who directly or indirectly owns any common shares on the last day of such taxable year on which the 25% threshold is met would be required to include in income for U.S. federal income tax purposes that person’s ratable share of that subsidiary’s RPII for the taxable year. The amount includible in income is determined as if the RPII were distributed proportionately to U.S. holders on that date, regardless of whether that income is distributed. The amount of RPII includible in income is limited by such shareholder’s share of the subsidiary’s current-year earnings and profits, and possibly reduced by the shareholder’s share of prior year deficits in earnings and profits. The amount of RPII earned by a subsidiary will depend on several factors, including the identity of persons directly or indirectly insured or reinsured by that subsidiary. Although we do not believe that the 20% threshold will be met for our non-U.S. insurance subsidiaries, some of the factors that might affect that determination in any period may be beyond our control. Consequently, we cannot assure that we will not exceed the RPII threshold in any taxable year.

If a U.S. person disposes of shares in a non-U.S. insurance corporation that had RPII (even if the 20% threshold was not met) and the 25% threshold is met at any time during the five-year period ending on the date of disposition, and the U.S. person owned any shares at such time, any gain from the disposition will generally be treated as a dividend to the extent of the holder’s share of the corporation’s undistributed earnings and profits that were accumulated during the period that the holder owned the shares (possibly whether or not those earnings and profits are attributable to RPII). In addition, the shareholder will be required to comply with specified reporting requirements, regardless of the amount of shares owned. We believe that those rules should not apply to a disposition of common shares because the Company is not itself directly engaged in the insurance business. We cannot assure, however, that the IRS will not successfully assert that those rules apply to a disposition of common shares.

U.S. persons who hold common shares will be subject to adverse tax consequences if the Company is considered a passive foreign investment company for U.S. federal income tax purposes.

If the Company is considered a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes, a U.S. holder who owns common shares will be subject to adverse tax consequences, including a greater tax liability than might otherwise apply and an interest charge on certain taxes that are deferred as a result of the Company’s non-U.S. status. We currently do not expect that the Company will be a PFIC for U.S. federal income tax purposes in the current taxable year or the foreseeable future because, through Validus Re, Talbot 2002 Underwriting Capital Ltd. and Talbot Underwriting Ltd., it intends to be predominantly engaged in the active conduct of a global insurance business. We cannot assure you, however, that the Company will not be deemed to be a PFIC by the IRS. No regulations currently exist regarding the application of the PFIC provisions to an insurance company. New regulations or pronouncements interpreting or clarifying such provisions may be forthcoming. We cannot predict what effect, if any, such guidance would have on an investor that is subject to U.S. federal income taxation.

Changes in U.S. tax laws may be retroactive and could subject a U.S. holder of common shares to other adverse tax consequences.

The tax treatment of non-U.S. companies and their U.S. and non-U.S. insurance and reinsurance subsidiaries has been the subject of Congressional discussion and legislative proposals in the U.S. We cannot assure that future legislative action will not increase the amount of U.S. tax payable by us. For example, Congress has recently conducted hearings related to the tax treatment of offshore insurance and is reported to be considering legislation that would adversely affect reinsurance between affiliates and offshore insurance and reinsurance more generally. One such proposal would increase the excise tax rate on reinsurance premiums paid to affiliated foreign reinsurers from 1% to 4%; another proposal would limit deductions for premiums ceded to affiliated non-U.S. companies above certain levels. Other proposals relating to cross-border transactions, intangible products, or non-U.S. jurisdictions generally have been introduced in a number of Congressional committees. Enactment of some versions of such legislation as well as other changes in U.S. tax laws, regulations and interpretations thereof to address these issues could adversely affect our financial condition and results of operations could be materially adversely affected.

In addition, the U.S. federal income tax laws and interpretations, including those regarding whether a company is engaged in a U.S. trade or business or is a PFIC, or whether U.S. holders would be required to include “subpart F income” or RPII in their gross income, are subject to change, possibly on a retroactive basis. No regulations regarding the application of the PFIC rules to insurance companies are currently in effect, and the regulations regarding RPII are still in proposed form. New regulations or pronouncements interpreting or clarifying such rules may be forthcoming. We cannot be certain if, when, or in what form, such regulations or pronouncements may be provided, and whether such guidance will have a retroactive effect.

Proposed U.S. Tax Legislation Could Adversely Affect U.S. Shareholders.

Under current U.S. law, non-corporate U.S. holders of the Company’s common shares generally are taxed on dividends at a capital gains tax rate rather than ordinary income tax rates. Currently, there is proposed legislation before both Houses of Congress that would exclude shareholders of certain foreign corporations from this advantageous income tax treatment. If this legislation became law, non-corporate U.S. shareholders would no longer qualify for the capital gains tax rate on the Company’s dividends.

We may become subject to taxes in Bermuda after March 28, 2016, which may have a material adverse effect on our results of operations.

Under current Bermuda law, we are not subject to tax on income or capital gains. We have received from the Minister of Finance under The Exempted Undertaking Tax Protection Act 1966, as amended, an assurance that, in the event that Bermuda enacts legislation imposing tax computed on profits, income, any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance, then the imposition of any such tax shall not be applicable to us or to any of our operations or shares, debentures or other obligations, until March 28, 2016. We could be subject to taxes in Bermuda after that date. This assurance is subject to the proviso that it is not to be construed to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda or to prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to any property leased to us. We and Validus Re each pay annual Bermuda government fees; Validus Re pays annual insurance license fees. In addition, all entities employing individuals in Bermuda are required to pay a payroll tax and there are other sundry taxes payable, directly or indirectly, to the Bermuda government.

The Organisation for Economic Cooperation and Development and other multinational organizations are considering measures that might increase our taxes and reduce our net income.

The Organisation for Economic Cooperation and Development, which is commonly referred to as the OECD, has published reports and launched a global dialogue among member and non-member countries on measures to limit harmful tax competition. These measures are largely directed at counteracting the effects of tax havens and preferential tax regimes in countries around the world. In the OECD’s report dated 18 April 2002 and updated as of June 2004, Bermuda was not listed as an uncooperative tax haven jurisdiction because it had previously committed to eliminate harmful tax practices and to embrace international tax standards for transparency, exchange of information and the elimination of any aspects of the regimes for financial and other services that attract business with no substantial domestic activity. We are not able to predict what changes will arise from the commitment or whether such changes will subject us to additional taxes.

Our non-U.S. companies may be subject to U.K tax.

We intend to operate in such a manner so that none of our companies other than Talbot Underwriting Ltd., which manages Syndicate 1183 at Lloyd’s, Talbot 2002 Underwriting Capital Ltd. and Underwriting Risk Services Ltd. (“Talbot U.K. Group”) should be resident in the U.K. for tax purposes or have a permanent establishment in the U.K. Accordingly, we expect that none of our companies other than the Talbot U.K. Group should be subject to U.K. taxation. However, since applicable law and regulations do not conclusively define the activities that constitute conducting business in the U.K. through a permanent establishment, the U.K. Inland Revenue might contend successfully that one or more of our other companies, is conducting business in the U.K. through a permanent establishment in the U.K.

Risks Related to Laws and Regulations Applicable to Us

If we become subject to insurance statutes and regulations in addition to the statutes and regulations that currently apply to us, there could be a significant and negative impact on our business.

We currently conduct our business in a manner such that we expect the Company will not be subject to insurance and/or reinsurance licensing requirements or regulations in any jurisdiction other than Bermuda and, with respect to Talbot, the U.K. and jurisdictions to which Lloyds is subject. See “Business — Regulation — United States and Bermuda”. Although we do not currently intend to engage in activities which would require us to comply with insurance and reinsurance licensing requirements of other jurisdictions, should we choose to engage in activities that would require us to become licensed in such jurisdictions, we cannot assure that we will be able to do so or to do so in a timely manner. Furthermore, the laws and regulations applicable to direct insurers could indirectly affect us, such as collateral requirements in various U.S. states to enable such insurers to receive credit for reinsurance ceded to us.

The insurance and reinsurance regulatory framework of Bermuda and the insurance of U.S. risk by companies based in Bermuda that are not licensed or authorized in the U.S. have recently become subject to increased scrutiny in many jurisdictions, including the United States. In the past, there have been Congressional and other initiatives in the United States regarding increased supervision and regulation of the insurance industry, including proposals to supervise and regulate offshore reinsurers. Government regulators are generally concerned with the protection of policyholders rather than other constituencies, such as our shareholders. We are not able to predict the future impact on our operations of changes in the laws and regulations to which we are or may become subject.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements. This prospectus may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements.

We believe that these factors include, but are not limited to, the following:

•	unpredictability and severity of catastrophic events;

•	our ability to obtain and maintain ratings, which may be affected by our ability to raise additional equity or debt financings, as well as other factors described herein;

•	adequacy of our risk management and loss limitation methods;

•	cyclicality of demand and pricing in the insurance and reinsurance markets;

•	our limited operating history;

•	our ability to successfully implement our business strategy during “soft” as well as “hard” markets;

•	adequacy of our loss reserves;

•	continued availability of capital and financing;

•	our ability to identify, hire and retain, on a timely and unimpeded basis and on anticipated economic and other terms, experienced and capable senior management, as well as underwriters, claims professionals and support staff;

•	acceptance of our business strategy, security and financial condition by rating agencies and regulators, as well as by brokers and reinsureds;

•	competition, including increased competition, on the basis of pricing, capacity, coverage terms or other factors;

•	potential loss of business from one or more major insurance or reinsurance brokers;

•	our ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements;

•	general economic and market conditions (including inflation, interest rates and foreign currency exchange rates) and conditions specific to the insurance and reinsurance markets in which we expect to operate;

•	the integration of Talbot Holdings, Ltd., or other businesses we may acquire or new business ventures we may start;

•	accuracy of those estimates and judgments used in the preparation of our financial statements, including those related to revenue recognition, insurance and other reserves, reinsurance recoverables, investment valuations, intangible assets, bad debts, income taxes, contingencies, litigation and any determination to use the deposit method of accounting, which, for a relatively new insurance and reinsurance company like our company, are even more difficult to make than those made in a mature company because of limited historical information;

•	the effect on our investment portfolio of changing financial market conditions including inflation, interest rates, liquidity and other factors.

•	acts of terrorism, political unrest and other hostilities or other non-forecasted and unpredictable events;

•	availability of reinsurance and retrocession coverage to manage our gross and net exposures and the cost of such reinsurance and retrocession;

•	the failure of reinsurers, retrocessionaires, producers or others to meet their obligations to us;

•	the timing of loss payments being faster or the receipt of reinsurance recoverables being slower than anticipated by us;

•	changes in domestic or foreign laws or regulations, or their interpretations;

•	changes in accounting principles or the application of such principles by regulators;

•	statutory or regulatory or rating agency developments, including as to tax policy and matters and reinsurance and other regulatory matters such as the adoption of proposed legislation that would affect the Bermuda-headquartered companies and/or Bermuda-based insurers or reinsurers, and;

•	the other factors set forth in “Risk Factors” and other sections of this prospectus, as well as the other factors set forth in the Company’s filings with the SEC.

In addition, other general factors could affect our results, including (a) developments in the world’s financial and capital markets and our access to such markets; (b) changes in regulations or tax laws applicable to us, including, without limitation, any such changes resulting from recent investigations relating to the insurance industry and any attendant litigation; and (c) the effects of business disruption or economic contraction due to terrorism and other hostilities.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein or elsewhere. Any forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or out business or operations. We undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

Unless otherwise indicated in an applicable prospectus supplement, the net proceeds from the sale of the securities offered by us will be used for general corporate purposes. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities. We will not receive any of the proceeds from the sale of securities by the selling shareholders.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges and ratio of earnings to fixed charges excluding FAL costs are measures of the Company’s ability to cover fixed costs with current period earnings. For purposes of computing the following ratios, earnings consist of net income before income tax expense plus fixed charges to the extent that such charges are included in the determination of earnings. Fixed charges consist of interest, amortization of debt issuance costs and credit facility fees and an imputed interest portion on operating leases. The following table is derived from audited results for the years ended December 31, 2007 and December 31, 2006 and the period from October 19, 2005, the date of our incorporation, to December 31, 2005.

	Three Months	Year Ended	Year Ended	Period Ended
	Ended March 31,	December 31,	December 31,	December 31,
	2008	2007	2006	2005(1)

Ratio of Earnings to Fixed Charges	4.1	8.7	21.7	NM
Ratio of Earnings to Fixed Charges Excluding FAL Costs(2)	8.7	15.7	21.7	NM

(1)	The initial premiums written by the Company incepted January 1, 2006. There were no earnings during the period ended December 31, 2005.

(2)	FAL costs represent both fixed and variable costs paid for financing the Company’s operations at Lloyd’s. The ratio of earnings to fixed charges excluding FAL costs demonstrates the degree to which the ratio changes if FAL costs are treated as variable rather than fixed costs.

NM Not meaningful

DESCRIPTION OF SHARE CAPITAL

The following summary of our share capital is qualified in its entirety by applicable provisions of Bermuda law and our Memorandum of Association and Bye-laws, copies of which will be filed as exhibits to the registration statement of which this prospectus is a part. In this section, the “Company,” “we,” “us” and “our” refer to Validus Holdings, Ltd. and not to any of its subsidiaries.

General

We have an authorized share capital of approximately 571,428,571 shares ($0.175 par value per share), which can consist of common shares and/or preference shares, as determined by our board. We effected a 1.75 for one reverse stock split of our Common Shares which was approved by our shareholders at our Annual General Meeting on March 1, 2007 and effective immediately thereafter.

Common Shares

Common Shares will have no preemptive rights or other rights to subscribe for additional Common Shares, and no rights of redemption, conversion or exchange.

Holders of our common shares are entitled to receive dividends if and when those dividends are declared by our board of directors, subject to rights of holders of preference shares, if any. As of the date of this Prospectus, no preference shares have been issued.

Shareholders’ Agreement And Related Provisions

Certain of our shareholders who acquired our common shares prior to the date of our initial public offering (“Existing Shareholders”) and we have entered into a shareholders’ agreement dated as of December 12, 2005 that governs certain relationships among, and contains certain rights and obligations of, such Existing Shareholders.

In connection with any future public offerings of common shares by us, the shareholders’ agreement grants those Existing Shareholders certain rights to participate in registered offerings by us of our common shares, or “piggyback” registration rights. In addition, the shareholders’ agreement permits Qualified Sponsors to make up to four demand registrations. Our shareholders’ agreement defines Acquiline Capital Partners, LLC (together with its related companies “Aquiline”), Goldman Sachs Capital Partners, Vestar Capital Partners, New Mountain Capital and Merrill Lynch Global Private Equity as “Sponsors.” So long as a Sponsor continues to beneficially hold at least 1/3 of its original shares of common shares, a Sponsor is deemed to be a “Qualified Sponsor.”

These demand and piggyback registration rights are subject to limitations as to the maximum number of shares that may be registered if the managing underwriter in such an offering advises that the number of shares of common shares offered should be limited due to market conditions or otherwise. We are required to pay all expenses incurred in connection with demand and piggyback registrations, excluding, in the case of demand registrations, underwriting discounts and commissions.

No prediction can be made as to the effect, if any, future sales of shares, or the availability of shares for future sales, will have on the market price of our common shares prevailing from time to time. The sale of substantial amounts of our common shares in the public market, or the perception that such sales could occur, could harm the prevailing market price of our common shares.

Each of Goldman Sachs Capital Partners and Merrill Lynch Global Private Equity are entitled to require pursuant to the shareholders’ agreement that the Company appoint each of Goldman Sachs and Merrill Lynch to act as a lead managing underwriter for certain demand registrations; provided that each of Goldman Sachs and Merrill Lynch individually are recognized at the time as a leading underwriter for such securities and affiliates of Goldman Sachs and Merrill Lynch are Qualified Sponsors at such time and the terms offered are market terms.

Additionally, the shareholders’ agreement provides that Existing Shareholders as well as affiliates, directors, officers, employees and agents of Existing Shareholders are permitted to engage in activities or businesses that are competitive with us. This section of the shareholders’ agreement also specifically releases Existing Shareholders from any obligation to refer business opportunities to the Company and establishes that no Existing Shareholder has any fiduciary duty to the Company.

Voting Rights and Adjustments

Under our Bye-laws, the company has the right to issue non-voting common shares, which are identical in all respects to voting common shares except that they are non-voting. The only non-voting common shares of the Company are held by affiliates of The Goldman Sachs Group, Inc. and affiliates of Merrill Lynch & Co., Inc. (“Merrill Lynch”).

In general, and except as provided below, shareholders have one vote for each common share held by them and are entitled to vote at all meetings of shareholders. However, if, and for so long as, the common shares of a shareholder, including any votes conferred by “controlled shares” (as defined below), would otherwise represent more than 9.09% of the aggregate voting power of all common shares entitled to vote on a matter, including an election of directors, the votes conferred by such shares will be reduced by whatever amount is necessary such that, after giving effect to any such reduction (and any other reductions in voting power required by our Bye-laws), the votes conferred by such shares represent 9.09% of the aggregate voting power of all common shares entitled to vote on such matter. “Controlled shares” include, among other things, all shares that a person is deemed to own directly, indirectly or constructively (within the meaning of Section 958 of the Code or Section 13(d)(3) of the Exchange Act).

Warrants

We issued warrants to purchase our common shares to certain of our founders and related persons, as well as certain of our employees. The terms of the warrants provide that they are exercisable at any time prior to December 12, 2015 (the “Warrants”). As of July 31, 2008, there were outstanding Warrants to purchase 255,479 common shares at an exercise price of $17.50 per share and Warrants to purchase 8,424,669 common shares at an exercise price of $22.00 per share. The exercise price and number of common shares issuable upon exercise of each Warrant is subject to adjustment in respect of certain customary events. Holders of our warrants are entitled to receive dividends if and when those dividends are declared by our Board of Directors.

Preference Shares

Pursuant to the Bye-laws and Bermuda law, the board of directors by resolution may establish one or more series of preference shares in such number and having such designations, relative voting rights, dividend rates, liquidation and other rights, preferences, policies and limitations as may be fixed by the board of directors without any further shareholder approval. Such rights, preferences, powers and limitations as may be established could also have the effect of discouraging an attempt to obtain control of us. As of the date of this prospectus, no preference shares have been issued.

The preference shares, upon issuance against full consideration, will be fully paid and nonassessable. This section describes the general terms and provisions of the preference shares. The applicable prospectus supplement will describe the specific terms of the preference shares offered by that prospectus supplement and any general terms outlined in this section that will not apply to those preference shares. You should refer to the Memorandum, the Bye-laws and any applicable Certificate of Designation, Preferences and Rights or similar document or other governing instrument for complete information regarding the terms of the class or series of preference shares described in a prospectus supplement.

A prospectus supplement will specify the terms of a particular class or series of preference shares as follows:

•	the number of shares to be issued and sold and the distinctive designation thereof;

•	the dividend rights of the preference shares, whether dividends will be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on preference shares and any limitations, restrictions or conditions on the payment of such dividends;

•	the voting powers, if any, of the preference shares, equal to or greater than one vote per share, which may include the right to vote, as a class or with other classes of capital stock, to elect one or more of our directors;

•	the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the preference shares may be redeemed, at whose option such a redemption may occur, and any limitations, restrictions or conditions on such redemption;

•	the terms, if any, upon which the preference shares will be convertible into or exchangeable for our shares of any other class, classes or series;

•	the relative amounts, and the relative rights or priority, if any, of payment in respect of preference shares, which the holders of the preference shares will be entitled to receive upon our liquidation, dissolution, winding up, merger or sale of assets;

•	the terms, if any, of any purchase, retirement or sinking fund to be provided for the preference shares;

•	the restrictions, limitations and conditions, if any, upon the issuance of our indebtedness so long as any preference shares are outstanding; and

•	any other relative rights, preferences, limitations and powers not inconsistent with applicable law, the Memorandum or the Bye-laws.

Subject to the specification of the above terms of preference shares in a supplement to this prospectus, we anticipate that the terms of such preference shares will correspond to those set forth below.

Dividends

The holders of preference shares may be entitled to receive dividends, if any, at the rate established in accordance with the Bye-laws, payable on specified dates each year for the respective dividend periods ending on such dates (“dividend periods”), when and as declared by our board of directors. Such dividends will accrue on each preference share from the first day of the dividend period in which such share is issued or from such other date as the board of directors may fix for such purpose. If we do not pay or set apart for payment the dividend, or any part thereof, on the issued and outstanding preference shares for any dividend period, the deficiency in the dividend on the preference shares, if applicable, must thereafter be fully paid or declared and set apart for payment (without interest) before any dividend may be paid or declared and set apart for payment on the common shares. The holders of preference shares may not be entitled to participate in any other or additional earnings or profits of ours, except for such premiums, if any, as may be payable in case of our liquidation, dissolution or winding up.

Any dividend paid upon the preference shares at a time when any accrued dividends for any prior dividend period are delinquent will be expressly declared to be in whole or partial payment of the accrued dividends to the extent thereof, beginning with the earliest dividend period for which dividends are then wholly or partly delinquent, and will be so designated to each shareholder to whom payment is made.

No dividends will be paid upon any shares of any class or series of preference shares for a current dividend period unless there will have been paid or declared and set apart for payment dividends required to be paid to the holders of each other class or series of preference shares for all past dividend periods of such other class or series. If any dividends are paid on any of the preference shares with respect to any past dividend period at any time when less than the total dividends then accumulated and payable for all past dividend periods on all of the preference shares then outstanding are to be paid or declared and set apart for payment, then the dividends being paid will be paid on each class or series of preference shares in the proportions that the dividends then accumulated and payable on each class or series for all past dividend periods bear to the total dividends then accumulated and payable for all past dividend periods on all outstanding preference shares.

Liquidation, Dissolution or Winding Up

In case of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each class or series of preference shares may be entitled to receive out of our assets in money or monies worth the liquidation preference with respect to that class or series of preference shares. These holders may also receive an amount in cash equal to all accrued but unpaid dividends thereon (whether or not earned or declared), before any of our assets will be paid or distributed to holders of common shares.

It is possible that, in the case of our voluntary or involuntary liquidation, dissolution or winding up, our assets could be insufficient to pay the holders of all of the classes or series of preference shares then outstanding the full, or any, amounts to which they may be entitled. In that circumstance, the holders of each outstanding class or series of preference shares may share ratably in such assets in proportion to the amounts which would be payable with respect to such class or series if all amounts payable thereon were paid in full.

Our amalgamation, consolidation or merger with or into any other corporation, or a sale of all or any part of our assets, will not be deemed to constitute a liquidation, dissolution or winding up.

Redemption

Except as otherwise provided with respect to a particular class or series of preference shares, the following general redemption provisions will apply to each class or series of preference shares.

On or prior to the date fixed for redemption of a particular class or series of preference shares or any part thereof as specified in the notice of redemption for such class or series, we will deposit adequate funds for such redemption, in trust for the account of holders of such class or series, with a bank or trust company that has an office in the U.S., and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000. If the name and address of such bank or trust company and the deposit of or intent to deposit the redemption funds in such trust account have been stated in the redemption notice, then from and after the mailing of the notice and the making of such deposit the shares of the class or series called for redemption will no longer be deemed to be outstanding for any purpose whatsoever, and all rights of the holders of such shares in or with respect to us will cease and terminate, except for the right of the holders of the shares:

•	to transfer such shares prior to the date fixed for redemption;

•	to receive the redemption price of such shares, including accrued but unpaid dividends to the date fixed for redemption, without interest, upon surrender of the certificate or certificates representing the shares to be redeemed; and

•	on or before the close of business on the fifth day preceding the date fixed for redemption, to exercise privileges of conversion, if any, not previously expired.

Any monies so deposited by us which remain unclaimed by the holders of the shares called for redemption and not converted will, at the end of six years after the redemption date, be paid to us upon our request, after which repayment the holders of the shares called for redemption can no longer look to such bank or trust company for the payment of the redemption price but must look only to us for the payment of any lawful claim for such monies which holders of such shares may still have. After such six-year period, the right of any shareholder or other person to receive such payment may lapse through limitations imposed in the manner and with the effect provided under the law of Bermuda. Any portion of the monies so deposited by us, in respect of preference shares called for redemption that are converted into common shares, will be repaid to us upon our request.

In case of redemption of only a part of a class or series of preference shares, we will designate by lot, in such manner as the board of directors may determine, the shares to be redeemed, or will effect such redemption pro rata.

Conversion Rights

Except as otherwise provided with respect to a particular class or series of preference shares and subject in each case to applicable Bermuda law, the following general conversion provisions will apply to each class or series of preference shares that is convertible into common shares.

All common shares issued upon conversion will be fully paid and nonassessable, and will be free of all taxes, liens and charges with respect to the issue thereof except taxes, if any, payable by reason of issuance in a name other than that of the holder of the shares converted and except as otherwise provided by applicable law or the Bye-laws.

The number of common shares issuable upon conversion of a particular class or series of preference shares at any time will be the quotient obtained by dividing the aggregate conversion value of the shares of such class or series surrendered for conversion, by the conversion price per share of common shares then in effect for such class or series. We will not be required, however, upon any such conversion, to issue any fractional share of common shares, but instead we will pay to the holder who would otherwise be entitled to receive such fractional share if issued, a sum in cash equal to the value of such fractional share based on the last reported sale price per common share on the New York Stock Exchange at the date of determination. Preference shares will be deemed to have been converted as of the close of business on the date of receipt at the office of the transfer agent of the certificates, duly endorsed, together with written notice by the holder of his election to convert the shares.

Except as otherwise provided with respect to a particular class or series of preference shares and subject in each case to applicable Bermuda law, the Memorandum and the Bye-laws, the basic conversion price per ordinary share for a class or series of preference shares, as fixed by the board of directors, may be subject to adjustment from time to time:

Whenever there is an issue of additional common shares requiring a change in the conversion price as provided above, and whenever there occurs any other event which results in a change in the existing conversion rights of the holders of shares of a class or series of preference shares, we will file with our transfer agent or agents, a statement signed by one of our executive officers, describing specifically such issue of additional common shares or such other event and the actual conversion prices or basis of conversion as changed by such issue or event and the change, if any, in the securities issuable upon conversion.

We will at all times have authorized and will at all times reserve and set aside a sufficient number of duly authorized common shares for the conversion of all shares of all then outstanding classes or series of preference shares which are convertible into common shares.

Reissuance of Shares

Any preference shares retired by purchase, redemption, through conversion, or through the operation of any sinking fund or redemption or purchase account, will have the status of authorized but unissued preference shares, and may be reissued as part of the same class or series or may be reclassified and reissued by the board of directors in the same manner as any other authorized and unissued preference shares.

Voting Rights

Except as indicated below or as otherwise required by applicable law or as provided in a prospectus supplement, the holders of preference shares will have no voting rights.

Whenever dividends payable on any class or series of preference shares are in arrears in an aggregate amount equivalent to six full quarterly dividends on all of the preference shares of that class or series then outstanding, the holders of preference shares of that class or series, together with the holders of each other class or series of preference shares ranking on a parity with respect to the payment of dividends and amounts upon our liquidation, dissolution or winding up, may have the right, voting together as a single class regardless of class or series, to elect two directors of our board of directors. In such case, we will use our best efforts to increase the number of directors constituting the board of directors to the extent necessary to effectuate such right.

Whenever such special voting power of such holders of the preference shares has vested, such right may be exercised initially either at a special general meeting of the holders of preference shares, or at any annual general meeting of shareholders, and thereafter at annual general meetings of shareholders. The right of such holders of preference shares to elect members of the board of directors, if applicable, will continue until such time as all dividends accumulated on such preference shares have been paid in full, at which time that special right will terminate, subject to revesting in the event of each and every subsequent default in an aggregate amount equivalent to six full quarterly dividends.

At any time when such special voting power has vested in the holders of any such preference shares as described in the preceding paragraph, our Chief Executive Officer will, upon the written request of the holders of record of at least 10% of such preference shares then outstanding addressed to our Secretary, call a special general meeting of the holders of such preference shares for the purpose of electing directors. Such meeting will be held at the earliest practicable date in such place as may be designated pursuant to the Bye-laws (or if there be no designation, at our principal office in Bermuda). If such meeting shall not be called by our proper officers within 20 days after our Secretary has been personally served with such request, or within 60 days after mailing the same by registered or certified mail addressed to our Secretary at our principal office, then the holders of record of at least 10% of such preference shares then outstanding may designate in writing one such holder to call such meeting at our expense, and such meeting may be called by such holder so designated upon the notice required for annual general meetings of shareholders and will be held in Bermuda, unless we otherwise designate.

Any holder of such preference shares so designated will have access to our register of members for the purpose of causing meetings of shareholders to be called pursuant to these provisions. Notwithstanding the foregoing, no such special general meeting will be called during the period within 90 days immediately preceding the date fixed for the next annual general meeting of shareholders.

At any annual or special general meeting at which the holders of such preference shares have the special right, voting separately as a class, to elect directors as described above, the presence, in person or by proxy, of the holders of 50% of such preference shares will be required to constitute a quorum of such preference shares for the election of any director by the holders of such preference shares, voting as a class. At any such meeting or adjournment thereof the absence of a quorum of such preference shares will not prevent the election of directors other than those to be elected by such preference shares, voting as a class, and the absence of a quorum for the election of such other directors will not prevent the election of the directors to be elected by such preference shares, voting as a class.

During any period in which the holders of such preference shares have the right to vote as a class for directors as described above, any vacancies in the board of directors will be filled by vote of a majority of the board of directors pursuant to the Bye-laws. During such period the directors so elected by the holders of such preference shares will continue in office (1) until the next succeeding annual general meeting of shareholders or until their successors, if any, are elected by such holders and qualify or (2) unless required by applicable law to continue in office for a longer period, until termination of the right of the holders of such preference shares to vote as a class for directors, if earlier. If and to the extent permitted by applicable law, immediately upon any termination of the right of the holders of such preference shares to vote as a class for directors as provided herein, the term of office of the directors then in office so elected by the holders of such preference shares will terminate.

Whether or not we are being wound up, the rights attached to any class or series of preference shares may only be varied with the consent in writing of the holders of three-quarters of the issued shares of that class or series, or with the sanction of a special resolution approved by at least a majority of the votes cast by the holders of the shares of that class or series at a separate general meeting in accordance with Section 47(7) of the Companies Act 1981 of Bermuda. The rights attached to any class or series of preference shares will not be deemed to be varied by the creation or issue of any shares or any securities convertible into or evidencing the right to purchase shares ranking prior to or equally with such class or series of the preference shares with respect to the payment of dividends or of assets upon liquidation, dissolution or winding up. Holders of preference shares are not entitled to vote on any amalgamation, consolidation, merger or statutory share exchange, except to the extent that such a transaction would vary the rights attached to any class or series of preference shares, in which case any such variation is subject to the approval process described above. Holders of preference shares are not entitled to vote on any sale of all or substantially all of our assets.

On any item on which the holders of the preference shares are entitled to vote, such holders will be entitled to one vote for each preference share held.

Restrictions in Event of Default in Dividends on Preferences Shares

Unless we provide otherwise in a prospectus supplement, if at any time we have failed to pay dividends in full on the preference shares, thereafter and until dividends in full, including all accrued and unpaid dividends for all past quarterly dividend periods on the preference shares outstanding, shall have been declared and set apart in trust for payment or paid, or if at any time we have failed to pay in full amounts payable with respect to any obligations to retire preference shares, thereafter and until such amounts shall have been paid in full or set apart in trust for payment:

(1) we may not redeem less than all of the preference shares at such time outstanding unless we obtain the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding preference shares given in person or by proxy, either in writing or by resolution adopted at a special general meeting called for the purpose, at which the holders of the preference shares shall vote separately as a class, regardless of class or series;

(2) we may not purchase any preference shares except in accordance with a purchase offer made in writing to all holders of preference shares of all classes or series upon such terms as the board of directors in its sole discretion after consideration of the respective annual dividend rate and other relative rights and preferences of the respective classes or series, will determine (which determination will be final and conclusive) will result in fair and equitable treatment among the respective classes or series; provided that (a) we, to meet the requirements of any purchase, retirement or sinking fund provisions with respect to any class or series, may use shares of such class or series acquired by it prior to such failure and then held by it as treasury stock and (b) nothing will prevent us from completing the purchase or redemption of preference shares for which a purchase contract was entered into for any purchase, retirement or sinking fund purposes, or the notice of redemption of which was initially mailed, prior to such failure; and

(3) we may not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or acquire any shares of any other class of our stock ranking junior to the preference shares as to dividends and upon liquidation.

Preemptive Rights

No holder of preference shares, solely by reason of such holding, has or will have any preemptive right to subscribe to any additional issue of shares of any class or series or to any security convertible into such shares.

Transfer Agent

Our registrar and transfer agent for each of our common shares is The Bank of New York.

Bye-Laws

In addition to the provisions of the Bye-laws described above, the following provisions are a summary of some of the other important provisions of our Bye-laws.

Our Board of Directors

Our Bye-laws provide that our Board of Directors shall consist of not less than nine and not more than twelve directors (as determined by resolution of the Board). Our Board of Directors is divided into three classes. Each director generally will serve a three-year term, with termination staggered according to class. Termination prior to the expiry of a director’s term will only be for cause. The Board of Directors may from time to time appoint any person to be a director to fill a vacancy. Under our Bye-laws, subject to certain exceptions, the affirmative vote of a majority of the votes cast at any meeting at which a quorum is present generally is required to authorize a resolution put to vote at a meeting of the Board of Directors. Corporate action may also be taken by a unanimous written resolution of the Board of Directors without a meeting. A quorum at a meeting of the Board of Directors shall be at least a majority of directors then in office present in person or represented by a duly authorized representative. Furthermore, our Bye-laws provide that with respect to any direct or indirect wholly-owned subsidiary of the Company that is not a U.S. corporation or that is not treated as a pass-through or disregarded entity for U.S. federal income tax purposes (together, the “Designated Companies”), unless otherwise designated by the Board, the board of directors of each such Designated Company shall, from and after the time such entity becomes a wholly owned subsidiary, be elected and removed by our shareholders by resolution in general meeting or by written resolution.

Shareholder Action

At any general meeting, two or more persons present in person and representing, in person or by proxy, more than 50% of the issued and outstanding shares entitled to vote at the meeting throughout the meeting shall constitute a quorum for the transaction of business. In general, anything that may be done by resolution of our shareholders in a general meeting may be taken, without a meeting, by a resolution in writing signed by all of the shareholders entitled to attend such meeting and vote on such resolution. Under our Bye-laws, subject to certain exceptions, including the liquidation, dissolution or winding-up of our company, which, in certain circumstances, require the affirmative vote of at least two-thirds of the votes cast in accordance with our Bye-laws, any questions proposed for the consideration of the shareholders at any general meeting generally shall be decided by the affirmative votes of a majority of the votes cast in accordance with our Bye-laws.

Indemnity and Exculpation

Pursuant to our Bye-laws, we indemnify our officers, directors and employees to the fullest extent permitted by Bermuda law. Such indemnity will extend, without limitation, to any matter in which an officer, director or employee of ours may be guilty of negligence, default, breach of duty or breach of trust in relation to us or any of our subsidiaries, but will not extend to any matter in which such officer, director or employee is found, by a court of competent jurisdiction in a final judgment or decree not subject to appeal, guilty of any fraud or dishonesty in relation to us. Our Bye-laws also provide that none of our officers, directors or employees will be personally liable to us or our shareholders for any action or failure to act to the full extent that they are indemnified under our Bye-laws.

Amendment

Our Bye-laws may be amended only by a resolution adopted by the Board of Directors and by resolution of the shareholders approved by the affirmative vote of the holders of a majority of the total combined voting power of all issued and outstanding shares of our Company.

Restrictions On Transfer Of Common Shares

Each transfer must comply with current BMA permission or have specific permission from the BMA. Our Board of Directors may decline to register a transfer of any common shares if they have reason to believe that any adverse tax, regulatory or legal consequences to us, any of our subsidiaries or any of our shareholders or indirect holders of shares or its Affiliates may occur as a result of such transfer (other than such as our

Board of Directors considers de minimis). Transfers must be by instrument unless otherwise permitted by the Companies Act.

The restrictions on transfer and voting restrictions described above may have the effect of delaying, deferring or preventing a change in control of our Company.

Issuance Of Shares

Subject to our Bye-laws and Bermuda law, our Board of Directors has the power to issue any of our unissued shares as it determines, including the issuance of any shares or class of shares with preferred, deferred or other special rights.

Anti-Takeover Provisions And Insurance Regulations Concerning Change Of Control

Some of the provisions of our Bye-laws, as well as certain insurance regulations concerning change of control, could delay or prevent a change of control of our company that a shareholder might consider favorable.

Differences In Corporate Law

You should be aware that the Companies Act, which applies to us, differs in certain material respects from laws generally applicable to U.S. corporations and their shareholders. In order to highlight these differences set forth below is a summary of certain significant provisions of the Companies Act applicable to us (including modifications adopted pursuant to our Bye-laws) that differ in certain respects from provisions of the corporate law of the State of Delaware. Because the following statements are summaries, they do not address all aspects of Bermuda law that may be relevant to us and our shareholders.

Duties of Directors

Under Bermuda common law, members of a board of directors owe a fiduciary duty to a company to act in good faith in their dealings with or on behalf of such company and to exercise their powers and fulfill the duties of their office honestly. This duty has the following essential elements:

•	a duty to act in good faith in the best interests of such company;

•	a duty not to make a personal profit from opportunities that arise from the office of director;

•	a duty to avoid conflicts of interest; and

•	a duty to exercise powers for the purpose for which such powers were intended.

The Companies Act imposes a duty on directors and officers of a Bermuda company:

•	to act honestly and in good faith, with a view to the best interests of such company; and

•	to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

In addition, the Companies Act imposes various duties on officers of a company with respect to certain matters of management and administration of such company.

The Companies Act provides that in any proceedings for negligence, default, breach of duty or breach of trust against any officer, if it appears to a court that such officer is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that, having regard to all the circumstances of the case, including those connected with his appointment, he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, such court may relieve him, either wholly or partly, from any liability on such terms as such court may think fit. This provision has been interpreted to apply only to actions brought by or on behalf of a company against such officers. Our Bye-laws, however, provide that each of our present and future shareholders waive all claims or rights of action that such shareholder might have, individually or in the right of our Company, against any of our directors, officers or employees for any act or failure to act in the performance of the duties of such director, officer or employee, provided that this waiver does not extend to any matter in which such director, officer or employee is found, by a court of competent jurisdiction in a final judgment or decree not subject to appeal, guilty of any fraud or dishonesty in relation to us.

Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders. The duty of care requires that directors act in an informed and deliberate manner, and inform themselves, prior to making a business decision, of all relevant material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of corporate employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner that the director reasonably believes to be in the best interests of the shareholders.

Under the “business judgment rule,” courts generally do not second guess the business judgment of directors and officers. A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the presumption afforded to directors by the business judgment rule. If the presumption is not rebutted, the business judgment rule attaches to protect the directors from liability for their decisions. Where, however, the presumption is rebutted, the directors bear the burden of demonstrating the fairness of the relevant transaction. However, when the board of directors takes defensive action in response to a threat to corporate control and approves a transaction resulting in a sale of control of the corporation, Delaware courts subject directors’ conduct to enhanced scrutiny.

Interested Directors

Under Bermuda law and our Bye-laws, a transaction entered into by us, in which a director has an interest, will not be voidable by us, and such director will not be liable to us for any profit realized pursuant to such transaction, provided the nature of the interest is duly disclosed to our Audit Committee. In addition, our Bye-laws allow a director to be taken into account in determining whether a quorum is present and to vote on a transaction in which the director has an interest following a declaration of the interest to our Board of Directors, provided that the director is not disqualified from doing so by the chairman of the meeting. Under Delaware law, such a transaction would not be voidable if (i) the material facts with respect to such interested director’s relationship or interests are disclosed or are known to the board of directors, and the board of directors in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (ii) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction, and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon or (iii) the transaction is fair to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, an interested director could be held liable for a transaction in which such director derived an improper personal benefit.

Dividends

Bermuda law does not permit the declaration or payment of dividends or distributions of contributed surplus by a company if there are reasonable grounds for believing that a company is, and after the payment is made, would be unable to pay its liabilities as they become due, or the realizable value of such company’s assets would be less, as a result of the payment, than the aggregate of its liabilities and its issued share capital and share premium accounts. The excess of the consideration paid on issue of shares over the aggregate par value of such shares must (except in certain limited circumstances) be credited to a share premium account. Share premium may be distributed in certain limited circumstances, for example, to pay up unissued shares which may be distributed to shareholders in proportion to their holdings, but is otherwise subject to limitation. In addition, our ability to declare and pay dividends and other distributions is subject to Bermuda insurance laws and regulatory constraints.

Under Delaware law, subject to any restrictions contained in a company’s certificate of incorporation, a company may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Delaware law also provides that dividends may not be paid out of net profits at any time when capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Amalgamations, Mergers and Similar Arrangements

We may acquire the business of another Bermuda exempted company or a company incorporated outside Bermuda when conducting such business would benefit us and would be conducive to attaining our objectives contained within our Memorandum of Association. Pursuant to our Bye-laws, we may, with the approval of our board and, except in the case of certain amalgamations with and between wholly owned Bermudian subsidiaries, the affirmative vote of at least 75% of the votes cast (whether or not, in respect of any given class of shares, such class ordinarily carries the right to vote) at a general meeting at which a quorum of not less than two persons at least holding or representing by proxy more than one-third of the issued shares of the Company is present, amalgamate with another Bermuda company or with a body incorporated outside Bermuda. In the case of an amalgamation, a shareholder may apply to a Bermuda court for a proper valuation of such shareholder’s shares if such shareholder is not satisfied that fair market value has been paid for such shares. The court ordinarily would not disapprove the transaction on that ground absent evidence of fraud or bad faith.

Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive payment in the amount of the fair market value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.

Takeovers

Bermuda law provides that where an offer is made for shares of a company and, within four months of the offer, the holders of not less than 90% of the shares which are the subject of the offer accept, the offeror may by notice require the non-tendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice, objecting to the transfer. The burden is on the dissenting shareholders to show that the court should exercise its discretion to enjoin the required transfer, which the court will be unlikely to do unless there is evidence of fraud or bad faith or collusion between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority shareholders. Delaware law provides that a parent corporation, by resolution of its board of directors and without any shareholder vote, may merge with any subsidiary of which it owns at least 90% of each class of capital stock. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.

Certain Transactions with Significant Shareholders

As a Bermuda company, we may enter into certain business transactions with our significant shareholders, including asset sales, in which a significant shareholder receives, or could receive, a financial benefit that is greater than that received, or to be received, by other shareholders with prior approval from our Board of Directors but without obtaining prior approval from our shareholders. If we were a Delaware corporation, we would need, subject to certain exceptions, prior approval from shareholders holding at least two-thirds of our outstanding common shares not owned by such interested shareholder to enter into a business combination (which, for this purpose, includes asset sales of greater than 10% of our assets that would otherwise be considered transactions in the ordinary course of business) with an interested shareholder for a period of three years from the time the person became an interested shareholder, unless we had opted out of the relevant Delaware statute, as provided for in that statute.

Shareholders’ Suits

The rights of shareholders under Bermuda law and our Bye-laws are not as extensive as the rights of shareholders under legislation or judicial precedent in many U.S. jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in our name to remedy a wrong done to us where the act complained of is alleged to be beyond our corporate power or is illegal or would result in the violation of our Memorandum of Association or Bye-laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of our shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys’ fees incurred in connection with such action. Our Bye-laws provide that all present and future shareholders waive all claims or rights of action that they might have, individually or in the right of our company, against any of our directors, officers or employees for any action or failure to act in the performance of the duties of such director, officer or employee, except that such waiver does not extend to any matter in which such director, officer or employee is found, by a court of competent jurisdiction in a final judgment or decree not subject to appeal, guilty of any fraud or dishonesty in relation to us. Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

Indemnification of Directors and Officers

Under Bermuda law we may and under our Bye-laws we will indemnify our officers, directors and employees against any liabilities and expenses incurred by such person by reason of such person acting in such capacity or any other capacity for, or on behalf of, us; provided that such indemnification does not extend to any matter in which such director, officer or employee is found, by a court of competent jurisdiction in a final judgment or decree not subject to appeal, guilty of any fraud or dishonesty in relation to us. Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if (i) such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his conduct was unlawful. Under our Bye-laws, each of our present and future shareholders agrees to waive any claim or right of action that such shareholder might have, individually or in the right of our company, against any of our directors, officers or employees for any action or failure to act in the performance of the duties of such director, officer or employee, except that such waiver does not extend to any matter as to which such director, officer or employee admits that he is guilty, or is found, by a court of competent jurisdiction in a final judgment or decree not subject to appeal, to be guilty of any fraud or dishonesty in relation to us. Such an admission or finding is not a prerequisite to a shareholder commencing or pursuing a claim.

Inspection of Corporate Records

Members of the general public have the right to inspect our public documents available at the office of the Registrar of Companies in Bermuda and our registered office in Bermuda, which will include our Memorandum of Association (including its objects and powers) and any alteration to our Memorandum of Association and documents relating to any increase or reduction of authorized capital. Our shareholders have the additional right to inspect our Bye-laws, minutes of general meetings and audited annual financial statements, which must be presented to the annual general meeting of shareholders. The register of our shareholders is also open to inspection by shareholders without charge, and to members of the public for a fee. We are required to maintain our share register in Bermuda but, after our shares are listed on the NYSE and giving the required notice to the Bermuda Registrar of Companies, we may establish a branch register outside of Bermuda. We are required to keep at our registered office a register of our directors and officers (containing that information required under Bermuda law), which is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records. Delaware law permits any shareholder to inspect or obtain copies of a corporation’s shareholder list and its other books and records for any purpose reasonably related to such person’s interest as a shareholder.

Shareholder Proposals

Under Bermuda law, the Companies Act provides that shareholders may, as set forth below and at their own expense (unless a company otherwise resolves), require a company to give notice of any resolution that the shareholders can properly propose at the next annual general meeting and/or to circulate a statement prepared by the requesting shareholders in respect of any matter referred to in a proposed resolution or any business to be conducted at a general meeting. The number of shareholders necessary for such a requisition is either that number of shareholders representing at least 5% of the total voting rights of all shareholders having a right to vote at the meeting to which the requisition relates or not less than 100 shareholders. Delaware law does not include a provision restricting the manner in which nominations for directors may be made by shareholders or the manner in which business may be brought before a meeting.

Calling of Special Shareholders’ Meetings

Under our Bye-laws, a special general meeting may be called by our President, our Chairman or a majority of the directors in office. Under Bermuda law, a special meeting may also be called by the shareholders when requisitioned by the holders of at least 10% of the paid-up voting share capital of a company as provided by the Companies Act. Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders.

Approval of Corporate Matters by Written Consent

Under our Bye-laws, shareholders may take action by written consent, with consent from 100% of shareholders required. Delaware law permits shareholders to take action by the consent in writing by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders at which all shares entitled to vote thereon were present and voted.

Amendment of Memorandum of Association

Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. An amendment to the memorandum of association that alters a company’s business objects may require approval of the Bermuda Minister of Finance, who may grant or withhold approval at his or her discretion.

Under Bermuda law, the holders of an aggregate of not less than 20% in par value of a company’s issued share capital or of any class of shares have the right to apply to the Bermuda courts for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment that alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering a company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their designees as such holders may appoint in writing for such purpose. No application may be made by the shareholders voting in favor of the amendment.

Under Delaware law, amendment of the certificate of incorporation, which is the equivalent of a memorandum of association, of a company must be made by a resolution of the board of directors setting forth the amendment, declaring its advisability, and either calling a special meeting of the shareholders entitled to vote or directing that the amendment proposed be considered at the next annual meeting of the shareholders. Delaware law requires that, unless a different percentage is provided for in the certificate of incorporation, a majority of the outstanding shares entitled to vote thereon is required to approve the amendment of the certificate of incorporation at the shareholders meeting. If the amendment would alter the number of authorized shares or otherwise adversely affect the rights or preference of any class of a company’s stock, Delaware law provides that the holders of the outstanding shares of such affected class should be entitled to vote as a class upon the proposed amendment, regardless of whether such holders are entitled to vote by the certificate of incorporation. However, the number of authorized shares of any class may be increased or decreased, to the extent not falling below the number of shares then outstanding, by the affirmative vote of the holders of a majority of the stock entitled to vote, if so provided in a company’s certificate of incorporation or any amendment that created such class or was adopted prior to the issuance of such class or that was authorized by the affirmative vote of the holders of a majority of such class of stock.

Amendment of Bye-laws

Consistent with the Companies Act, our Bye-laws provide that the Bye-laws may be rescinded, altered or amended only upon approval by a resolution of our Board of Directors and by a resolution of our shareholders approved by the affirmative vote of the holders of a majority of the total combined voting power of all issued and outstanding shares of our company.

Under Delaware law, holders of a majority of the voting power of a corporation and, if so provided in the certificate of incorporation, the directors of the corporation, have the power to adopt, amend and repeal the bylaws of a corporation.

DESCRIPTION OF THE DEPOSITARY SHARES

General

We may, at our option, elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to our common shares or a particular series of preference shares) of a share of a common share or a particular series of preference shares as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

The shares of common shares or a class or series of preference shares represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share may be entitled, in proportion to the applicable fraction of a common share or preference share represented by such depositary share, to all the rights and preferences of the common shares or preference shares represented thereby (including dividend, voting, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the common shares or related class or series of preference shares in accordance with the terms of the offering described in the related prospectus supplement. If we issue depositary shares the forms of deposit agreement and depositary receipt will be filed as exhibits to the registration statement of which this prospectus forms a part, or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of such securities.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder thereof.

The following description sets forth the general terms and provisions of the depositary shares. The applicable prospectus supplement will describe the specific terms of the depositary shares offered by that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.

Dividends And Other Distributions

The depositary may distribute all cash dividends or other distributions received in respect of the related common shares or class or series of preference shares to the record holders of depositary shares relating to such common shares or class or series of preference shares in proportion to the number of such depositary shares owned by such holders.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Withdrawal Of Shares

Upon surrender of the depositary receipts at the corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption), the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related common shares or class or series of preference shares and any money or other property represented by such depositary shares. Holders of depositary shares may be entitled to receive whole shares of the related common shares or class or series of preference shares on the basis set forth in the prospectus supplement for such common shares or class or series of preference shares, but holders of such whole common shares or preference shares may not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole common shares or preference shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional common shares or preference shares be delivered upon surrender of depositary receipts to the depositary.

Redemption Of Depositary Shares

Whenever we redeem common shares or preference shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of common shares or the related class or series of preference shares so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such class or series of the common shares or preference shares. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

Voting The Common Shares Or Preference Shares

Upon receipt of notice of any meeting at which the holders of the common shares or preference shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such common shares or preference shares. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the common shares or preference shares, as applicable) may be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the class or series of preference shares or common shares represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of the common shares or preference shares represented by such depositary shares in accordance with such instructions, and we will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting common shares or preference shares to the extent it does not receive specific instructions from the holders of depositary shares representing such common shares or preference shares.

Amendment And Termination Of The Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary receipts will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority (or, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, 66 2 /3%, unless otherwise provided in the related prospectus supplement) of the depositary shares then outstanding. Unless otherwise provided in the related prospectus supplement, the deposit agreement may be terminated by us or the depositary only if (1) all outstanding depositary shares have been redeemed, (2) there has been a final distribution in respect of the common shares or the related class or series of preference shares in connection with our liquidation, dissolution or winding up and such distribution has been distributed to the holders of depositary receipts or (3) upon the consent of holders of depositary receipts representing not less than 66 2/3% of the depositary shares outstanding.

Charges Of Depositary

Unless otherwise provided in the related prospectus supplement, (1) we will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements, (2) we will pay charges of the depositary in connection with the initial deposit of the related common shares or class or series of preference shares and any redemption of such common shares or preference shares, and (3) holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of shares of common shares or a class or series of preference shares evidenced thereby until all such taxes and charges with respect to such depositary receipt or such common shares or preference shares are paid by the holders thereof.

Miscellaneous

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the common shares or preference shares.

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and the obligations of the depositary under the deposit agreement will be limited to performance in good faith of our and their duties thereunder and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or class or series of preference shares unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preference shares for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation And Removal Of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary. Any such resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF THE DEBT SECURITIES

We may offer debt securities. The following description sets forth the general terms and provisions of the debt securities. The applicable prospectus supplement will describe the specific terms of the debt securities offered by that prospectus supplement and any applicable tax considerations and any general terms outlined in this section that will not apply to those debt securities.

Our senior debt securities are to be issued under a senior indenture between us and The Bank of New York Mellon, as trustee, a form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Our subordinated debt securities are to be issued under a subordinated indenture between us and The Bank of New York Mellon, as trustee, a form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are sometimes referred to herein collectively as the “indentures” and each individually as an “indenture.”

Because the following summaries of the material terms and provisions of the indentures and the related debt securities are not complete, you should refer to the forms of the indentures and the debt securities for complete information regarding the terms and provisions of the indentures, including the definitions of some of the terms used below, and the debt securities. Wherever we refer to particular articles, sections or defined terms of an indenture, those articles, sections or defined terms are incorporated herein by reference. Whenever we refer to particular articles, sections or defined terms of an indenture, without specific reference to an indenture, those articles, sections or defined terms are contained in all indentures. The senior indenture and the subordinated indenture are substantially identical, except for certain covenants of ours and provisions relating to subordination.

General

The indentures do not limit the aggregate principal amount of the debt securities which we may issue thereunder and provide that we may issue the debt securities thereunder from time to time in one or more series. (Section 3.1) Unless otherwise described in a prospectus supplement regarding any debt securities, the indentures do not limit the amount of other indebtedness or the debt securities which we or our subsidiaries may issue.

Unless otherwise provided in a prospectus supplement, our senior debt securities will be unsecured obligations and will rank equally with all other unsecured and unsubordinated indebtedness. The subordinated indebtedness will be unsecured obligations of us, subordinated in right of payment to the prior payment in full of all Senior Indebtedness (which term includes the senior debt securities) as described below under “Certain Provisions Applicable to Subordinated Indebtedness” and in the applicable prospectus supplement.

Because we are a holding company, our rights and the rights of our creditors (including the holders of our debt securities) and shareholders to participate in distributions by certain of our subsidiaries upon that subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against that subsidiary or our creditors may have the benefit of a guaranty from our subsidiary. None of our creditors has the benefit of a guaranty from any of our subsidiaries. The rights of our creditors (including the holders of our debt securities) to participate in the distribution of stock owned by us in certain of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.

The prospectus supplement relating to the particular debt securities offered thereby will describe the following terms of the offered debt securities:

•	the title of such debt securities and the series in which such debt securities will be included, which may include medium-term notes;

•	the aggregate principal amount of such debt securities and any limit upon such principal amount;

•	the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of such debt securities will be payable;

•	the rate or rates at which such debt securities will bear interest, if any, which rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which such rate or rates will be determined (including, if applicable, any remarketing option or similar method), and the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;

•	whether the issuer can elect to defer interest, and if so, the deferral period;

•	the date or dates on which interest, if any, on such series of debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

•	the place or places where the principal of, any premium or interest on or any additional amounts with respect to such debt securities will be payable, any of such debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and any such debt securities may be surrendered for conversion or exchange;

•	whether any of such debt securities are to be redeemable at our option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities may be redeemed, in whole or in part, at our option;

•	whether we will be obligated to redeem or purchase any of such debt securities pursuant to any sinking fund or analogous provision or at the option of any holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such debt securities so redeemed or purchased;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any debt securities to be issued in bearer form will be issuable;

•	whether the debt securities will be convertible into common shares and/or exchangeable for other securities issued by us, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable;

•	if other than the principal amount, the portion of the principal amount (or the method by which such portion will be determined) of such debt securities that will be payable upon declaration of acceleration of the maturity thereof;

•	if other than United States dollars, the currency of payment, including composite currencies, of the principal of, any premium or interest on or any additional amounts with respect to any of such debt securities;

•	whether the principal of, any premium or interest on or any additional amounts with respect to such debt securities will be payable, at our election or the election of a holder, in a currency other than that in which such debt securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made;

•	any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts with respect to such debt securities;

•	whether such debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;

•	whether such debt securities are the senior debt securities or subordinated indebtedness and, if subordinated indebtedness, the specific subordination provisions applicable thereto;

•	in the case of the subordinated indebtedness issued by us, the relative degree, if any, to which such subordinated indebtedness of the series will be senior to or be subordinated to other series of the subordinated indebtedness or other indebtedness of ours in right of payment, whether such other series of the subordinated indebtedness or other indebtedness is outstanding or not;

•	any deletions from, modifications of or additions to the Events of Default or covenants of ours with respect to such debt securities;

•	whether the provisions described below under “Discharge, Defeasance and Covenant Defeasance” will be applicable to such debt securities;

•	whether, under what circumstances and in which currency we will pay additional amounts on account of taxes, fees, assessments or governmental charges on the debt securities of a series and if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts;

•	whether any of such debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered; and

•	any other terms of such debt securities and any other deletions from or modifications or additions to the applicable indenture in respect of such debt securities. (Section 3.1)

We will have the ability under the indentures to “reopen” a previously issued series of the debt securities and issue additional debt securities of that series or establish additional terms of that series. We are also permitted to issue debt securities with the same terms as previously issued debt securities. (Section 3.1)

Unless otherwise provided in the related prospectus supplement, principal, premium, interest and additional amounts, if any, with respect to any debt securities will be payable at the office or agency maintained by us for such purposes (initially the corporate trust office of the trustee). In the case of debt securities issued in registered form, interest may be paid by check mailed to the persons entitled thereto at their addresses appearing on the security register or by wire transfer to an account maintained by the payee with a bank located in the United States. Interest on debt securities issued in registered form will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to such interest payment date. Interest on such debt securities which have a redemption date after a regular record date, and on or before the following interest payment date, will also be payable to the persons in whose names the debt securities are so registered. All paying agents initially designated by us for the debt securities will be named in the related prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable. (Sections 3.1, 3.7, 10.2 and 11.6)

Unless otherwise provided in the related prospectus supplement, the debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by us or the security registrar) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount) at the office or agency maintained by us for such purposes (initially the corporate trust office of the trustee). Such transfer or exchange will be made without service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. Unless otherwise provided in the related prospectus supplement, we will not be required to (1) issue, register the transfer of, or exchange, the debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (Section 3.5)

We will appoint the trustee as security registrar. Any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the related prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place where the principal of, any premium or interest on, or any additional amounts with respect to the debt securities are payable. (Section 10.2)

Unless otherwise provided in the related prospectus supplement, the debt securities will be issued only in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple thereof. (Section 3.2) The debt securities may be represented in whole or in part by one or more global debt securities registered in the name of a depositary or its nominee and, if so represented, interests in such global debt security will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants as described below. Where the debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special U.S. federal income tax considerations, applicable to such debt securities and to payment on and transfer and exchange of such debt securities will be described in the related prospectus supplement.

The debt securities may be issued as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount and may for various other reasons be considered to have original issue discount for U.S. federal income tax purposes. In general, original issue discount is included in the income of holders on a yield-to-maturity basis. Accordingly, depending on the terms of the debt securities, holders may be required to include amounts in income prior to the receipt thereof. Special U.S. federal income tax and other considerations applicable to original issue discount securities will be described in the related prospectus supplement.

If the purchase price of any debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, or any premium or interest on, or any additional amounts with respect to, any debt securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information with respect to such debt securities and such foreign currency or currency units will be set forth in the related prospectus supplement.

We will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation of ours to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

Unless otherwise described in a prospectus supplement relating to any debt securities, the indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating.

You should refer to the prospectus supplement relating to a particular series of the debt securities for information regarding any deletions from, modifications of, or additions to the Events of Defaults described below or our covenants contained in the respective indenture, including any addition of a covenant or other provisions providing event risk or similar protection.

Conversion And Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for common shares, preference shares or other securities, whether issued by us, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement. Any such conversion or exchange will comply with applicable Bermuda law, the Memorandum and the Bye-laws.

Consolidation, Amalgamation, Merger And Sale Of Assets

Unless otherwise described in a prospectus supplement, each indenture provides that we may not (1) consolidate or amalgamate with or merge into any other Person or convey, transfer or lease our properties and assets as an entirety or substantially as an entirety to any other Person and (2) we may not permit any Person to consolidate or amalgamate with or merge into us or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to us (unless (a) such Person is an entity organized and existing under the laws of the U.S., any state or territory thereof or the District of Columbia, Bermuda, the Cayman Islands or any country or state which is a member of the Organization for Economic Cooperation and Development and will expressly assume, by supplemental indenture reasonably satisfactory in form to the trustee, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to all of the debt securities issued thereunder, and the performance of our obligations under such indenture and the outstanding debt securities; (b) immediately after giving effect to such transaction, no Event of Default, and no event which after notice or lapse of time, or both, would become an Event of Default, will have happened and be continuing; and (c) certain documents are delivered.

Events Of Default

Unless we provide other or substitute Events of Default in a prospectus supplement, the following events will constitute an Event of Default under the applicable indenture with respect to any series of debt securities issued thereunder (whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any interest on any debt security of such series, or any additional amounts payable with respect thereto, when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 60 days and the time for payment of such interest or additional amounts has not been extended; provided, however that if we are permitted by the terms of the debt securities of the applicable series to defer the payment in question, the date on which such payment is due and payable shall be the date on which we are required to make payment following such deferral, if such deferral has been elected pursuant to the terms of the debt securities of that series;

(2) default in the payment of the principal of or any premium on any debt security of such series, or any additional amounts payable with respect thereto, when such principal, premium or such additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise and the time for payment of such principal (or premium), or any additional amounts payable with respect thereto, has not been extended; provided, however, that if we are permitted by the terms of the debt securities of the applicable series to defer the payment in question, the date on which such payment is due and payable shall be the date on which we are required to make payment following such deferral, if such deferral has been elected pursuant to the terms of the debt securities of that series;

(3) default in the deposit of any sinking fund payment when and as due by the terms of any debt security of such series;

(4) default by us in filing with the Trustee reports required by Section 13 or Section 15 of the Securities Exchange Act of 1934, as amended, and the continuance of such default for a period of 180 days after there has been given written notice as provided in such indenture;

(5) default by us in the performance, or breach, of any other covenant or warranty of ours contained in the applicable indenture for the benefit of such series, and the continuance of such default or breach for a period of 90 days after there has been given written notice as provided in such indenture;

(6) certain events relating to bankruptcy, insolvency or reorganization of us; and

(7) any other Event of Default provided in or pursuant to the indenture.

If an Event of Default with respect to the debt securities of any series (other than an Event of Default described in clause (6) of the preceding paragraph) occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of such series by written notice as provided in the applicable indenture may declare the principal amount (or such lesser amount as may be provided for in the debt securities of such series) of all outstanding debt securities of such series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the debt securities of such series may, under certain circumstances, rescind and annul such acceleration. An Event of Default described in clause (6) of the preceding paragraph will cause the principal amount and accrued interest (or such lesser amount as provided for in the debt securities of such series) to become immediately due and payable without any declaration or other act by the trustee or any holder.

Each indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the debt securities of any series, the trustee will transmit, in the manner set forth in such indenture and subject to the exceptions described below, notice of such default actually known to the trustee to the holders of the debt securities of such series unless such default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium, if any, or interest, if any, on, or additional amounts or any sinking fund or purchase fund installment with respect to, any debt security of such series, the Trustee may withhold such notice if and so long as a trust committee of directors and/or responsible officers of the trustee in good faith determine that the withholding of such notice is in the best interest of the holders of the debt securities of such series. In addition, in the case of any default of the character described in clause (4) or (5) of the second preceding paragraph, no such notice to holders will be given until at least 60 days after the default occurs.

If an Event of Default occurs and is continuing with respect to the debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the debt securities of such series by all appropriate judicial proceedings. Each indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the debt securities, unless such holders shall have offered to the trustee indemnity which is reasonably satisfactory to the trustee. Subject to such provisions for the indemnification of the trustee, and subject to applicable law and certain other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to debt securities of such series.

Modification And Waiver

We and the trustee may modify or amend any indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, any debt security,

•	reduce the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any debt security,

•	change our obligation to pay additional amounts with respect to any debt security,

•	change the redemption provisions of any debt security or, following the occurrence of any event that would entitle a holder to require us to repay any debt security at the option of the holder, adversely affect the right of repayment at the option of such holder, of any affected debt security,

•	change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to, any debt security is payable,

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date),

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take specific actions,

•	reduce the requirements for quorum or voting by holders of debt securities in the applicable section of each indenture,

•	modify any of the provisions in the applicable indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of the debt securities except to increase any percentage vote required or to provide that other provisions of such indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby,

•	make any change that adversely affects the right to convert or exchange any debt security into or for our common shares or other debt securities or other securities (whether or not issued by us), cash or property in accordance with its terms,

•	modify any of the provisions of the subordinated indenture relating to the subordination of the subordinated debt securities in a manner adverse to holders of the subordinated debt securities, or

•	modify any of the above provisions (Section 9.2).

In addition, no supplemental indenture may directly or indirectly modify or eliminate the subordination provisions of any subordinated indenture in any manner which might terminate or impair the subordination of the subordinated indebtedness to Senior Indebtedness without the prior written consent of the holders of the Senior Indebtedness. (Section 9.7)

We and the trustee may modify or amend any indenture and debt securities of any series without the consent of any holder in order to, among other things:

•	provide for our successor pursuant to a consolidation, amalgamation, merger or sale of assets;

•	add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us by the applicable indenture;

•	provide for a successor trustee with respect to debt securities of all or any series;

•	cure any ambiguity or correct or supplement any provision in any indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under any indenture which will not adversely affect the interests of the holders of debt securities of any series issued thereunder in any material respect;

•	change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities under any indenture;

•	add any additional Events of Default with respect to all or any series of debt securities;

•	provide for conversion or exchange rights of the holders of any series of debt securities; or

•	make any other change that does not materially adversely affect the interests of the holders of any debt securities then outstanding under the applicable indenture. (Section 9.1)

The holders of at least a majority in aggregate principal amount of debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive provisions of the applicable indenture. (Section 10.9 of our senior indenture and Section 10.7 of our subordinated indenture) The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the applicable indenture with respect to debt securities of that series, except a default (1) in the payment of principal of, any premium or interest on or any additional amounts with respect to debt securities of that series or (2) in respect of a covenant or provision of the applicable indenture that cannot be modified or amended without the consent of the holder of each debt security of any series. (Section 5.13)

Under each indenture, we are required to furnish the trustee annually a statement as to our performance of certain of our obligations under that indenture and as to any default in such performance. We are also required to deliver to the trustee, within five days after occurrence thereof, written notice of any Event of Default or any event which after notice or lapse of time or both would constitute an Event of Default under clause (4) in “— Events of Default” described above. (Section 10.10 of our senior indenture and Section 10.8 of our subordinated indenture)

Discharge, Defeasance And Covenant Defeasance

We may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars, Foreign Currency (as defined below) in which such debt securities are payable or Government Obligations (as defined below), or a combination thereof, in an amount sufficient (without reinvestment) to pay the entire indebtedness on such debt securities with respect to principal and any premium, interest and additional amounts to the date of such deposit (if such debt securities have become due and payable) or with respect to principal, any premium and interest to the maturity or redemption date thereof, as the case may be. (Section 4.1)

Each indenture provides that, unless the provisions of Section 4.2 thereof are made inapplicable to debt securities of or within any series pursuant to Section 3.1 thereof, we may elect either (1) to defease and be discharged from any and all obligations with respect to such debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such debt securities, if the debt securities of a series provide for the payment of such additional amounts, and other obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to such debt securities and to hold monies for payment in trust) (“defeasance”) or (2) to be released from its obligations with respect to such debt securities under certain covenants as described in the related prospectus supplement, and any omission to comply with such obligations will not constitute a default or an Event of Default with respect to such debt securities (“covenant defeasance”). Defeasance or covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars or in the Foreign Currency in which such debt securities are payable at stated maturity, or Government Obligations, or a combination thereof, in an amount sufficient (without reinvestment) to pay the principal of, any premium, interest and additional amounts on such debt securities on the scheduled due dates or any prior redemption date. (Section 4.2)

Such a trust may only be established if, among other things:

•	the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under any material agreement or instrument to which we are a party or by which we are bound;

•	no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding will have occurred at any time during the period ending on the 91st day after such date;

•	with respect to registered securities, we have delivered to the trustee an opinion of counsel (as specified in each indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture; and

•	with respect to defeasance, we have delivered to the trustee an officers’ certificate as to solvency and the absence of intent of preferring holders over other creditors. (Section 4.2)

“Foreign Currency” means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments, all as reasonably acceptable to the trustee. (Section 1.1)

“Government Obligations” means securities which are (1) direct obligations of the United States of America or the other government or governments or confederation or association of governments which issued the Foreign Currency in which the debt securities of a particular series are payable, in each case where the payment or payments thereunder are supported by the full faith and credit of such government or governments or confederation or association of governments or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such other government or governments or confederation or association of governments, in each case where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments or confederation or association of governments, and which, in the case of clauses (1) or (2), are not callable or redeemable at our option, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt. (Section 1.1)

If after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (1) the holder of a debt security of that series is entitled to, and does, elect pursuant to Section 3.1 of the applicable indenture or the terms of such debt security to receive payment in a currency other than that in which such deposit has been made in respect of such debt security, or (2) a Conversion Event (as defined below) occurs in respect of the Foreign Currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, any premium and interest on, if any, and any additional amounts, if any, with respect to, such debt security as such debt security becomes due out of the proceeds yielded by converting the amount or other property so deposited in respect of such debt security into the currency in which such debt security becomes payable as a result of such election or such Conversion Event based on (a) in the case of payments made pursuant to clause (1) above, the applicable market exchange rate for such currency in effect on the second business day prior to such payment date, or (b) with respect to a Conversion Event, the applicable market exchange rate for such Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event. (Section 4.2)

“Conversion Event” means the cessation of use of (1) a Foreign Currency both by the government of the country or the confederation which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (2) any currency unit or composite currency for the purposes for which it was established. (Section 1.1)

In the event we effect covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to any covenant as to which there has been covenant defeasance, the amount in such Foreign Currency in which such debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on such debt securities at the time of the stated maturity or redemption date but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

Redemption

Unless otherwise described in a prospectus supplement relating to any debt securities, we may, at our option, redeem any series of debt securities, in whole or in part, at any time at the redemption price. Unless otherwise described in a prospectus supplement, debt securities will not be subject to sinking fund or other mandatory redemption or to redemption or repurchase at the option of the holders upon a change of control, a change in management, an asset sale or any other specified event. We do not currently have any debt securities outstanding that are subject to redemption or repurchase at the option of the holders. We will include appropriate risk factor disclosure in any prospectus supplement prepared in connection with the issuance of debt securities that are subject to redemption or repurchase at the option of the holders.

Unless otherwise described in a prospectus supplement, notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of debt securities to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the debt securities or portions thereof called for redemption.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series.

The specific terms of the depositary arrangement with respect to a series of the debt securities will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security. Such accounts will be designated by the underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the debt securities of the series represented by such global security registered in their names and will not receive or be entitled to receive physical delivery of the debt securities of that series in definitive form.

Principal of, any premium and interest on, and any additional amounts with respect to, the debt securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of the trustee, any paying agent, the security registrar, or Validus will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a series of the debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.

The indentures provide that if:

•	the depositary for a series of the debt securities notifies us that it is unwilling or unable to continue as depositary or if such depositary ceases to be eligible under the applicable indenture and a successor depositary is not appointed by us within 90 days of written notice;

•	we determine that the debt securities of a particular series will no longer be represented by global securities and execute and deliver to the trustee a company order to such effect; or

•	an Event of Default with respect to a series of the debt securities has occurred and is continuing,

the global securities will be exchanged for the debt securities of such series in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations.

Such definitive debt securities will be registered in such name or names as the depositary shall instruct the trustee. (Section 3.5) It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global securities.

Payment Of Additional Amounts

If the debt securities of a series provide for the payment of additional amounts on account of taxes, fees, assessments or governmental charges as will be described in the related prospectus supplement, we will pay to the holder of the debt securities of such series the additional amounts as described herein and therein.

We will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities of any series without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which we are organized (a “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required by the laws of Bermuda or the jurisdiction in which the Company is organized, we will, subject to certain limitations and exceptions described below, pay to the holder of any such debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such debt security and the applicable indenture to be then due and payable.

Notwithstanding the foregoing, we will not be required to pay any additional amounts for or on account of:

(1) any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (or in the case of clause (a), a fiduciary, settler, beneficiary, partner, member or shareholder of or possessor of power over the relevant Holder if the Holder is an estate, nominee, trust, partnership, limited liability company, or corporation): (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security, (b) presented such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) presented such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

(2) any estate, inheritance, gift, sales, excise, transfer, wealth or personal property or similar tax, assessment or other governmental charge;

(3) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such debt security to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

(4) any withholding or deduction required to be made pursuant to any EU Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meetings of 26-27 November 2000, 3 June 2003 or any law implementing or complying with, or introduced in order to confirm to, such EU Directive; or

(5) any combination of items (1), (2), (3) and (4).

In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of the debt security. (Section 10.4)

Redemption for Tax Purposes

Unless otherwise described in a prospectus supplement, we may redeem the debt securities at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption, at any time we receive an opinion of counsel that as a result of (1) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of Bermuda or any taxing jurisdiction (or of any political subdivision or taxation authority affecting taxation) or any change in the application or official interpretation of such laws, regulations or rulings, or (2) any action taken by a taxing authority of Bermuda or any taxing jurisdiction (or any political subdivision or taxing authority affecting taxation) which action is generally applied or is taken with respect to the Company, or (3) a decision rendered by a court of competent jurisdiction in Bermuda or any taxing jurisdiction (or any political subdivision) whether or not such decision was rendered with respect to us, there is a substantial probability that we will be required as of the next interest payment date to pay additional amounts with respect to the debt securities as provided in “Payment of Additional Amounts” above and such requirements cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available. If we elect to redeem the debt securities under this provision, we will give written notice of such election to the trustee and the holders of the debt securities. Interest on the debt securities will cease to accrue unless we default in the payment of the redemption price. (Section 4.10 of the indenture)

New York Law To Govern

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.

Certain Provisions Applicable to the Senior Debt Securities

Limitations on Liens on Stock of Subsidiaries

Under the senior indenture, we will covenant that, so long as any senior debt securities are outstanding, we will not, nor will we permit any subsidiary to, create, assume, incur, guarantee or otherwise permit to exist any Indebtedness secured by any mortgage, pledge, lien, security interest or other encumbrance upon any shares of capital stock of any Designated Subsidiary (whether such shares of stock are now owned or hereafter acquired) without effectively providing concurrently that the senior debt securities (and, if we so elect, any other Indebtedness of ours that is not subordinate to the debt securities and with respect to which the governing instruments require, or pursuant to which we are otherwise obligated, to provide such security) will be secured equally and ratably with, or prior to, such Indebtedness for at least the time period such other Indebtedness is so secured. This covenant does not apply to permitted liens upon any shares of capital stock of any person existing at the time such person becomes a Designated Subsidiary and any extensions, renewals or replacements thereof. (Section 10.6 of our senior indenture)

For purposes of the senior indenture, “capital stock” of any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including preferred stock, but excluding any debt securities convertible into such equity. (Section 1.1)

The term “Designated Subsidiary” means any present or future consolidated subsidiary of ours, the consolidated net worth of which constitutes at least 10% of our consolidated net worth. (Section 1.1 of our senior indenture) As of July 31, 2008, our only Designated Subsidiaries were Validus Re and Talbot.

The term “Indebtedness” means, with respect to any person:

(1) the principal of and any premium and interest on (a) indebtedness of such person for money borrowed or (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;

(2) all capitalized lease obligations of such person;

(3) all obligations of such person issued or assumed as the deferred purchased price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4) all obligations of such person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (1) through (3) above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such person of a demand for reimbursement following payment on the letter of credit);

(5) all obligations of the type referred to in clauses (1) through (4) of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable as obligor, guarantor or otherwise the amount thereof being deemed to be the lesser of the stated recourse, if limited, and the amount of the obligation or dividends of the other person;

(6) all obligations of the type referred to in clauses (1) through (5) of other persons secured by any mortgage, pledge, lien, security interest or other encumbrance on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

(7) any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Indebtedness in clauses (1) through (6) above. (Section 1.1)

For purposes of the senior indenture, “permitted liens” means liens for taxes or assessments or governmental charges or levies not then due and delinquent or the validity of which is being contested in good faith or which are less than $1,000,000 in amount and liens created by or resulting from any litigation or legal proceeding which is currently being contested in good faith by appropriate proceedings or which involves claims of less than $1,000,000. (Section 1.1 of our senior indenture)

Limitations on Disposition of Stock of Designated Subsidiaries

The senior indenture also provides that, so long as any senior debt securities are outstanding and except in a transaction otherwise governed by such indenture, we will not issue, sell, assign, transfer or otherwise dispose of any shares of, securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary (other than to the Company or another Designated Subsidiary); and will not permit any Designated Subsidiary to issue (other than to us or another Designated Subsidiary) any shares (other than director’s qualifying shares) of, or securities convertible into, or warrants rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary, if, after giving effect to any such transaction and the issuance of the maximum number of shares issuable upon the conversion or exercise of all such convertible securities, warrants, rights or options, the Designated Subsidiary would remain a subsidiary of ours and we would own, directly or indirectly, less than 80% of the shares of capital stock of such Designated Subsidiary (other than preferred stock having no voting rights of any kind); provided, however, that (1) any issuance, sale, assignment, transfer or other disposition permitted by us may only be made for at least a fair market value consideration as determined by our Board pursuant to a resolution adopted in good faith and (2) the foregoing will not prohibit any such issuance or disposition of securities if required by any law or any regulation or order of any governmental or insurance regulatory authority.

Notwithstanding the foregoing, (1) we may merge or consolidate any Designated Subsidiary into or with another direct or indirect subsidiary of ours, the shares of capital stock of which we own at least 70%, and (2) we may, subject to the provisions described under “— Consolidation, Amalgamation, Merger and Sale of Assets” above, sell, assign, transfer or otherwise dispose of the entire capital stock of any Designated Subsidiary at one time for at least a fair market value consideration as determined by our Board pursuant to a resolution adopted in good faith. (Section 10.7 of our senior indenture)

Certain Provisions Applicable To Subordinated Indebtedness

Our subordinated indebtedness will, to the extent set forth in the subordinated indenture, be subordinate in right of payment to the prior payment in full of all our Senior Indebtedness. (Section 16.1 of our subordinated indenture)

Upon any payment or distribution of our assets of any kind or character, whether in cash, property or securities, to creditors upon any total or partial dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of our assets, whether voluntary or involuntary, or in a bankruptcy, insolvency, receivership or other similar proceeding relating to us or our assets, all amounts due upon all senior indebtedness will be paid first to all senior indebtedness in full in cash, or such payment provided for in money in accordance with its terms, before any payment is made on account of the principal of, interest on or additional amounts with respect to the subordinated debt securities.

By reason of such subordination, in the event of our liquidation or insolvency, holders of our Senior Indebtedness and holders of other obligations of ours that are not subordinated to our Senior Indebtedness may recover more, ratably, than the holders of our subordinated indebtedness.

Subject to the payment in full of all Senior Indebtedness of ours, the rights of the holders of our subordinated indebtedness will be subrogated to the rights of the holders of our Senior Indebtedness to receive payments or distributions of cash, property or securities of ours applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, our subordinated indebtedness have been paid in full. (Section 16.4 of our subordinated indenture)

No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to our subordinated indebtedness, or payments to acquire such securities (other than pursuant to their conversion), may be made (1) if any Senior Indebtedness of ours is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (2) if the maturity of any Senior Indebtedness of ours has been accelerated because of a default. (Section 16.2 of our subordinated indenture)

Our subordinated indenture does not limit or prohibit us from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to our subordinated indebtedness, but subordinate to our other obligations. The senior debt securities issued by us will constitute Senior Indebtedness under our subordinated indenture.

For purposes of this section, the term “Senior Indebtedness” means all Indebtedness of ours outstanding at any time, except:

(1) the subordinated debt securities;

(2) Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with our subordinated debt securities;

(3) our Indebtedness to, or guaranteed on behalf of, any of our Subsidiaries, or any officers, directors or employee of us or any of our subsidiaries;

(4) interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against us in a proceeding under federal or state bankruptcy laws;

(5) trade accounts payable; and

(6) any liability for income, franchise, real estate or other taxes owed or owing.

Such Senior Indebtedness will continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness. (Sections 1.1 and 16.8 of our subordinated indenture)

Our subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of our subordinated indebtedness, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

Information Concerning The Trustee

We may from time to time borrow from, maintain deposit accounts with and conduct other banking transactions with The Bank of New York Mellon and its affiliates in the ordinary course of business.

Under each indenture, The Bank of New York Mellon is required to transmit annual reports to all holders regarding its eligibility and qualifications as trustee under the applicable indenture and related matters.

DESCRIPTION OF THE WARRANTS TO PURCHASE COMMON SHARES OR PREFERENCE SHARES

The following statements with respect to the common share warrants and preference share warrants are summaries of, and subject to, the detailed provisions of a share warrant agreement to be entered into by us and a share warrant agent to be selected at the time of issue. The applicable prospectus supplement will describe the specific terms of the warrants offered by that prospectus supplement and any general terms outlined in this section that will not apply to those warrants.

General

The share warrants may be issued under the share warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. Such warrants will be entered into the Company’s warrant register. If share warrants are offered, the related prospectus supplement will describe the designation and terms of the share warrants, including, without limitation, the following:

•	the offering price, if any;

•	the designation and terms of the common shares or preference shares purchasable upon exercise of the share warrants;

•	if applicable, the date on and after which the share warrants and the related offered securities will be separately transferable;

•	the number of common shares or preference shares purchasable upon exercise of one share warrant and the initial price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise the share warrants shall commence and the date on which such right shall expire;

•	a discussion of certain U.S. federal income tax considerations;

•	the call provisions, if any;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the share warrants; and

•	any other terms of the share warrants.

The common shares or preference shares issuable upon exercise of the share warrants will, when issued in accordance with the share warrant agreement, be fully paid and nonassessable.

Exercise Of Share Warrants

Share warrants may be exercised with the form of election to purchase duly completed and signed by the warrantholder, or its duly authorized agent (such signature to be guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange), indicating the warrantholder’s election to exercise all or a portion of the share warrants. The warrantholder must also submit payment of the exercise price of the share warrants to be exercised in lawful money of the United States along with the share warrant certificates, unless otherwise set forth in the applicable prospectus supplement. The applicable prospectus supplement may provide for net settlement of share warrants whereby the cash payment due upon exercise of the warrants will be deemed paid through adjustment of the number of shares to be issued upon exercise of the warrants. Upon receipt of the form of election, payment (if applicable) and the certificates by the share warrant agent, the share warrant agent will requisition from the transfer agent for the common shares or the preference shares, as the case may be, for issuance and delivery to or upon the written order of the exercising warrantholder, a certificate representing the number of common shares or preference shares purchased.

Antidilution And Other Provisions

The exercise price payable and the number of common shares or preference shares purchasable upon the exercise of each share warrant and the number of share warrants outstanding will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common shares or preference shares, respectively, or a combination, subdivision or reclassification of common shares or preference shares, respectively. In lieu of adjusting the number of common shares or preference shares purchasable upon exercise of each share warrant, we may elect to adjust the number of share warrants. No adjustment in the number of shares purchasable upon exercise of the share warrants may be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of share warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of our consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding share warrant shall have the right to the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of common shares or preference shares into which such share warrants were exercisable immediately prior thereto.

No Rights As Shareholders

Except as set forth in a prospectus supplement, holders of share warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our shareholders. The holders of share warrants will be entitled to those rights specified in the applicable prospectus supplement.

DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

The following statements with respect to the debt warrants are summaries of, and subject to, the detailed provisions of a debt warrant agreement to be entered into by us and a debt warrant agent to be selected at the time of issue. The debt warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of the Standard Debt Warrant Provisions filed as an exhibit to the registration statement of which this prospectus forms a part. The applicable prospectus supplement will describe the specific terms of the debt warrants offered by that prospectus supplement and any general terms outlined in this section that will not apply to those debt warrants.

General

The debt warrants, evidenced by debt warrant certificates, may be issued under the debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If debt warrants are offered, the related prospectus supplement will describe the designation and terms of the debt warrants, including, without limitation, the following:

•	the offering price, if any;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants shall commence and the date on which such right shall expire;

•	a discussion of certain U.S. federal income tax considerations;

•	whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the debt warrants; and

•	any other terms of the debt warrants.

Warrantholders will not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the debt securities or to enforce any of the covenants of the debt securities or the applicable indenture except as otherwise provided in the applicable indenture.

Exercise Of Debt Warrants

Debt warrants may be exercised by surrendering the debt warrant certificate at the office of the debt warrant agent, with the form of election to purchase on the reverse side of the debt warrant certificate properly completed and executed (with signature(s) guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange), and by payment in full of the exercise price, unless otherwise set forth in the applicable prospectus supplement. Upon the exercise of debt warrants, we will issue the debt securities in authorized denominations in accordance with the instructions of the exercising warrantholder. If less than all of the debt warrants evidenced by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining number of debt warrants.

DESCRIPTION OF THE SHARE PURCHASE CONTRACTS AND THE SHARE PURCHASE UNITS

We may issue share purchase contracts, obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of our common shares or preference shares at a future date or dates. The price per share may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts and to be described in the applicable prospectus supplement. The share purchase contracts may be issued separately or as a part of share purchase units consisting of a share purchase contract and, as security for the holder’s obligations to purchase the shares under the share purchase contracts, either:

(1) senior debt securities or subordinated debt securities of ours;

(2) preference shares; or

(3) debt obligations of third parties, including U.S. Treasury securities.

The applicable prospectus supplement will describe the specific terms of the share purchase contracts offered by that prospectus supplement and any general terms outlined in this section that will not apply to those share purchase contracts. The applicable prospectus supplement will also specify the securities that will secure the holder’s obligations to purchase shares under the applicable share purchase contract. Unless otherwise described in a prospectus supplement, the securities related to the share purchase contracts securing the holders’ obligations to purchase our common shares or preference shares will be pledged to a collateral agent, for our benefit, under a pledge agreement. The pledged securities will secure the obligations of holders of share purchase contracts to purchase our common shares or preference shares under the related share purchase contracts. The rights of holders of share purchase contracts to the related pledged securities will be subject to our security interest in those pledged securities. That security interest will be created by the pledge agreement. No holder of share purchase contracts will be permitted to withdraw the pledged securities related to such share purchase contracts from the pledge arrangement except upon the termination or early settlement of the related share purchase contracts. Subject to that security interest and the terms of the purchase contract agreement and the pledge agreement, each holder of a share purchase contract will retain full beneficial ownership of the related pledged securities.

The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid share purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original share purchase contract.

The applicable prospectus supplement will describe the terms of any share purchase contracts or share purchase units and, if applicable, prepaid share purchase contracts.

Except as described in a prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute those payments to us or a purchase contract agent, as provided in the pledge agreement. The purchase contract agent will in turn distribute payments it receives as provided in the share purchase contract.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, purchase units, warrants, depositary shares, debt securities, preference shares, common shares or any combination of such securities. The applicable prospectus supplement will describe:

(1) the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

(2) a description of the terms of any unit agreement governing the units; and

(3) a description of the provisions for the payment, settlement, transfer or exchange of the units.

SELLING SHAREHOLDERS

To the extent that this prospectus is used by any selling shareholder to resell any Validus Holdings, Ltd. common shares, information with respect to the selling shareholder and the plan of distribution will be contained in a supplement to this prospectus.

PLAN OF DISTRIBUTION

We and/or Selling Shareholders may sell offered securities in any one or more of the following ways from time to time:

(1) through agents;

(2) to or through underwriters;

(3) through dealers; or

(4) directly to purchasers.

In addition, we may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction the third parties may, pursuant to this prospectus and the applicable prospectus supplement, and subject to receiving the prior written consent of the Bermuda Monetary Authority, sell securities covered by this prospectus and applicable prospectus supplement. If so, the third party may use securities borrowed from others to settle such sales and may use securities received from us to close out any related short positions. Subject to receiving the prior written consent of the Bermuda Monetary Authority, we may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including the name or names of any underwriters, dealers or agents; the purchase price of the offered securities and the proceeds to us and/or Selling Shareholders, from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such offered securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Offers to purchase offered securities may be solicited by agents designated by us and/or selling shareholders, from time to time. Any such agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us and/or the Selling Shareholders to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

If offered securities are sold by means of an underwritten offering, we and/or Selling Shareholders will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

Each underwriter, dealer and agent participating in the distribution of any offered securities which are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the U.S. or to U.S. persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).

Offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased.

We and/or Selling Shareholders may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the prospectus supplement relating thereto. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

If a dealer is utilized in the sales of offered securities in respect of which this prospectus is delivered, we and/or Selling Shareholders will sell such offered securities to the dealer as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

Offers to purchase offered securities may be solicited directly by us and/or Selling Shareholders, and the sale thereof may be made by us and/or Selling Shareholders, directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the related prospectus supplement.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed thereby.

We may sell equity securities in an offering “at the market” as defined in Rule 415 under the Securities Act. A post-effective amendment to this registration statement will be filed to identify the underwriter(s) at the time of the take-down for “at the market” offerings.

Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Such purchasers will be subject to the applicable provisions of the Securities Act and Exchange Act and the rules and regulations thereunder, including Rule 10b-5 and Regulation M. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of the foregoing may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.

Agents, underwriters, dealers, remarketing firms and other third parties described above may be entitled under relevant underwriting and other agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

If so indicated in the prospectus supplement, we and/or Selling Shareholders will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase offered securities from us pursuant to contracts providing for payments and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

Disclosure in the prospectus supplement of our use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions described in the prospectus supplement.

Each series of offered securities will be a new issue and, other than the common shares, which are listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of offered securities on an exchange, and in the case of the common shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we will not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for us and our subsidiaries in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-3 under the Securities Act relating to the common shares, preference shares, depositary shares, debt securities, warrants, share purchase contracts, share purchase units and units described in this prospectus. This prospectus is a part of the registration statement, but the registration statement also contains additional information and exhibits.

We are subject to the informational requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other reports with the Commission. You can read and copy the registration statement and the reports that we file with the Commission at the Commission’s public reference rooms at Judiciary Plaza, 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Section of the Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.

Our filings with the Commission are also available from the Commission’s website at http://www.sec.gov. Please call the Commission’s toll-free telephone number at 1-800-SEC-0330 if you need further information about the operation of the Commission’s public reference rooms. Our common shares are listed on the New York Stock Exchange under the symbol “VR” and our reports can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, 17th Floor, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the Commission. The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the Commission, modifies or replaces this information. All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial filing of this registration statement and prior to effectiveness of this registration statement and after the date of this prospectus and until we sell all the securities shall be deemed to be incorporated by reference into this prospectus. We incorporate by reference the following previously filed documents:

(1) Our Annual Report on Form 10-K for the year ended December 31, 2007;

(2) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008;

(3) Our Current Report on Form 8-K filed with the Commission on August 7, 2008 furnishing our unaudited condensed consolidated pro forma information for the year ended December 31, 2007 and the following consolidated financial statements of Talbot: (a) consolidated balance sheets as at June 30, 2007 (unaudited) and December 31, 2006; (b) consolidated statements of operations and comprehensive income for the six months ended June 30, 2007 and 2006 (unaudited); (c) consolidated statements of cash flows for the six months ended June 30, 2007 and 2006 (unaudited); and (d) notes to consolidated financial statements (unaudited);

(4) Our Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 4, 2008;

(5) The description of our common shares incorporated by reference in our registration statement filed under the Exchange Act on Form 8-A on July 18, 2007, including any amendment or report for the purpose of updating such description; and

(6) The consolidated financial statements of Talbot Holdings Ltd. and its subsidiaries as of December 31, 2006 and 2005 and for each of the years in the three-year period ended December 31, 2006 in our registration statement filed under the Securities Act on Form S-1 (file no. 333-139989).

To receive a free copy of any of the documents incorporated by reference in this Prospectus (other than exhibits) call or write us at the following address: Validus Holdings, Ltd., Attn.: General Counsel, 19 Par-La-Ville Road, Hamilton, HM 11, Bermuda, (441) 278-5400.

LEGAL MATTERS

Certain legal matters with respect to the securities will be passed upon for us by Cahill Gordon & Reindel llp, New York, New York. Certain legal matters with respect to the securities under the laws of Bermuda will be passed upon for us by Conyers Dill & Pearman, Hamilton, Bermuda, special Bermuda counsel to the Company.

EXPERTS

The financial statements and related financial statement schedules, incorporated in this Prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Talbot Holdings Ltd. and its subsidiaries as of December 31, 2006 and 2005 and for each of the years in the three-year period ended December 31, 2006, have been incorporated by reference herein in reliance upon the report of KPMG Audit Plc, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting. The audit report of KPMG Audit Plc refers to Talbot Holdings Ltd.’s adoption of FASB Accounting Standard 123(R) “Share-Based payment” with effect from January 1, 2006 and FASB Interpretation 46 (revised December 2003) “Consolidation of Variable Interest Entities” with effect from January 1, 2005.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S.
FEDERAL SECURITIES LAWS AND OTHER MATTERS

Validus is organized under the laws of Bermuda. In addition, some of our directors and officers reside outside the United States, and all or a substantial portion of its assets and their assets are or may be located in jurisdictions outside the United States. Therefore, it may be difficult or impossible for investors to effect service of process within the United States upon its non-U.S. directors and officers or to recover against Validus or its non-U.S. directors and officers on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. Further, it may not be possible to bring a claim in Bermuda against us or our directors and officers for violation of U.S. federal securities laws because these laws may have no extraterritorial application under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability, including the possibility of monetary damages, on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law. However, Validus may be served with process in the United States with respect to actions against us arising out of or in connection with violations of U.S. federal securities laws relating to offers and sales of securities made hereby by serving CT Corporation System, our U.S. agent, irrevocably appointed for that purpose.

We have been advised by Conyers Dill & Pearman, our Bermuda counsel, that there is doubt as to whether the courts of Bermuda would enforce judgments of U.S. courts obtained in actions against us or our directors and officers, as well as the experts named herein, predicated upon the civil liability provisions of the U.S. federal securities laws or whether proceedings could be commenced in the courts of Bermuda against us or such persons predicated solely upon U.S. federal securities laws. Further, we have been advised by Conyers Dill & Pearman that there is no treaty in effect between the United States and Bermuda providing for the enforcement of judgments of U.S. courts, and there may be grounds upon which Bermuda courts will not enforce judgments of U.S. courts. Some remedies available under the laws of U.S. jurisdictions, including some remedies available under the U.S. federal securities laws, may not be allowed in Bermuda courts as contrary to that jurisdiction’s public policy.

At the time of issue of each prospectus supplement, we will deliver to and file a copy of this prospectus and the prospectus supplement with the Registrar of Companies in Bermuda in accordance with Bermuda law. The BMA and the Registrar of Companies accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus or any prospectus supplement.

$

VALIDUS HOLDINGS, LTD.

% Senior Notes due 2040

Goldman, Sachs & Co.
Deutsche Bank Securities
J.P. Morgan